PURCHASE AND SALE AGREEMENT


                                 by and between


                              TLS Investors, L.L.C.


                                       and


                        Black Hills Energy Capital, Inc.




                                  June 18, 2001

                              Table of Contents

                                                                                                      Page

ARTICLE 1             Certain Definitions...............................................................1

         1.1      Certain Defined Terms.................................................................1

         1.2      References, Gender, Number............................................................9

ARTICLE 2             Purchase and Sale.................................................................9

ARTICLE 3             Purchase Price and Payment........................................................9

         3.1      Purchase Price........................................................................9

         3.2      Payment..............................................................................10

         3.3      Closing Statement....................................................................10

         3.4      Post-Closing Adjustment to the Purchase Price........................................10

         3.5      Allocation of Purchase Price.........................................................11

ARTICLE 4             Representations and Warranties...................................................12

         4.1      Representations and Warranties of Seller.............................................12

         4.2      Representations and Warranties of Buyer..............................................21

ARTICLE 5             Access and Confidentiality.......................................................23

         5.1      General Access.......................................................................23

         5.2      Confidential Information.............................................................24

         5.3      No Other Contract....................................................................24

ARTICLE 6             Tax Matters......................................................................24

         6.1      Preparation..........................................................................24

         6.2      Access to Information................................................................24

         6.3      Transfer Taxes.......................................................................25

         6.4      Tax Sharing Agreements...............................................................25

         6.5      Assistance and Cooperation...........................................................25

         6.6      Tax Indemnity........................................................................25

         6.7      Tax Indemnity Claims.................................................................26

         6.8      Tax Refunds..........................................................................26

ARTICLE 7             Covenants of Seller and Buyer....................................................27

         7.1      Conduct of Business Pending Closing..................................................27

         7.2      Qualifications on Conduct............................................................31

         7.3      Public Announcements.................................................................32
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                                       i
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
         7.4      Actions by Parties...................................................................32

         7.5      Supplements to Schedules.............................................................32

         7.6      Further Assurances...................................................................32

         7.7      Records..............................................................................32

         7.8      Assumption of Obligations of SWP and any Subsidiary..................................33

         7.9      Regulatory and Other Authorizations and Consents.....................................33

         7.10     Fees and Expenses....................................................................35

         7.11     Excluded Assets......................................................................35

         7.12     Guarantees and Other Affiliate Contracts.............................................36

         7.13     Use of Enron Marks...................................................................36

         7.14     Insurance............................................................................36

         7.15     Lending Matters......................................................................37

ARTICLE 8             Closing Conditions...............................................................37

         8.1      Seller's Closing Conditions..........................................................37

         8.2      Buyer's Closing Conditions...........................................................38

ARTICLE 9             Closing..........................................................................39

         9.1      Closing..............................................................................39

         9.2      Seller's Closing Obligations.........................................................39

         9.3      Buyer's Closing Obligations..........................................................40

ARTICLE 10            Limitations......................................................................40

         10.1     Buyer's Review.......................................................................40

         10.2     Disclaimer of Warranties.............................................................41

         10.3     Waiver of Damages....................................................................42

ARTICLE 11            Indemnification..................................................................42

         11.1     Indemnification By Seller............................................................42

         11.2     Indemnification By Buyer.............................................................42

         11.3     Limitations on Indemnity.............................................................43

         11.4     Third Party Claims...................................................................43

         11.5     Survival and Time Limitation.........................................................44

         11.6     Sole and Exclusive Remedy............................................................44

                                       ii
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
         11.7     Compliance with Express Negligence Rule..............................................45

ARTICLE 12            Termination and Remedies.........................................................45

         12.1     Termination..........................................................................45

         12.2     Remedies.............................................................................45

ARTICLE 13            Other Provisions.................................................................46

         13.1     Counterparts.........................................................................46

         13.2     Governing Law........................................................................46

         13.3     Arbitration..........................................................................46

         13.4     Entire Agreement.....................................................................47

         13.5     Notices..............................................................................47

         13.6     Successors and Assigns...............................................................48

         13.7     Amendments and Waivers...............................................................48

         13.8     Schedules and Exhibits...............................................................49

         13.9     Interpretation and Rules of Construction.............................................49

         13.10    Agreement for the Parties' Benefit Only..............................................49

         13.11    Attorneys' Fees......................................................................50

         13.12    Severability.........................................................................50

         13.13    Time of Essence......................................................................50

         13.14    Bulk Sales or Transfer Laws..........................................................50

ARTICLE 14            Letter of Credit; GUARANTY BY BKH................................................50

         14.1     Letter of Credit.....................................................................50

         14.2     Guaranty by BKH......................................................................51

         14.3     Effect of Failure to Deliver Letter of Credit or Guaranty............................51

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of June 18, 2001, is by and between TLS Investors, L.L.C., a Delaware limited liability company ("Seller"), and Black Hills Energy Capital, Inc. ("Buyer") a Delaware corporation. Seller and Buyer are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                    Recitals:

         A. Seller desires to sell, or cause to be sold, to Buyer, and Buyer desires to purchase, all of the issued and outstanding member interests the "LLC Interests") of Southwest Power, L.L.C., a Delaware limited liability company ("SWP"), upon the terms and subject to the conditions set forth in this Agreement; and

         B. In order to maintain the QF status of the Operating Facility, at the Closing, Buyer will transfer no less than one-half of all of the issued and outstanding member interests of the owners of the general and limited partnership interests in the Operating Facility to one or more third parties that are not electric utilities or electric utility holding companies and are not affiliated or associated with electric utilities or electric utility holding companies.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Parties agree as follows:

                                   ARTICLE 1
                               Certain Definitions

        1.1      Certain Defined Terms.

         As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:

         "Action" means any action, suit, investigation, proceeding, condemnation, or audit by or before any court or other Governmental Authority or any arbitration proceeding.

         "Additional Project Agreement" is defined in Section 7.1(b)(iii).

         "Adjusted Purchase Price" is defined in Section 3.1.

         "Affiliate" means, as to the Person specified, any Person controlling, controlled by or under common control with such specified Person. The concept of control, controlling or controlled as used in the aforesaid context means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise. No Person shall be deemed an Affiliate of any Person by reason of the exercise or existence of rights, interests, or remedies under this Agreement.

         "Agreement" is defined in the preamble.

         "Allegheny" means Allegheny Energy Supply Company, L.L.C., a Delaware limited liability company.

         "Assignment and Assumption Agreements" means the Assignment and Assumption Agreements, each in substantially the form attached hereto as Exhibit 9.2, pursuant to which the LLC Interests shall be conveyed to Buyer.

         "BKH" means Black Hills Corporation, a South Dakota corporation and the parent corporation of Buyer.

         "BKH Guaranty" is defined in Section 14.2.

         "Bridge Loan" is defined in Section 3.2.

         "Business" with respect to SWP, means the business and operations of SWP related to the Operating Facility and the Development Project.

         "Business Day" means any day which is not a Saturday, Sunday, or legal holiday recognized by the United States of America.

         "Buyer" is defined in the preamble.

         "Buyer Indemnified Party" and "Buyer Indemnified Parties" are defined in Section 11.1.

         "Buyer's Construction Representative" is defined in Section 7.1(c).

         "Closing" is defined in Section 9.1.

         "Closing Date" means the later to occur of either (i) the first Business Day after the conditions in Section 8.1 and Section 8.2 are either satisfied or waived by the Party entitled to waive such condition, or (ii) August 31, 2001, or such other date as may be mutually agreed to by Seller and Buyer.

         "Closing Payment" is defined in Section 3.2.

         "Closing Statement" is defined in Section 3.3.

         "Closing Statement Arbitrator" is defined in Section 3.4(b).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidentiality Agreement" is defined in Section 5.2.

         "Damage Award" is defined in Section 14.1.

         "Deductible Amount" means $500,000.

         "Development Budget" means the budget for development and construction of the Development Project set forth in Exhibit B.

         "Development Expenses" means any and all costs, expenses or liabilities incurred, paid or performed by Seller, SWP or any Subsidiary in connection with the development, permitting or construction of the Development Project in accordance with Seller Practice, including, without limitation, expenditures for equipment, consultants, contractors, permits, deposits, lease payments and finance costs.

         "Development Project" means the 222 (nominal) megawatt, natural gas fired electrical generating facility currently under development by a Subsidiary on the Development Project Site.

         "Development Project Activities" is defined in Section 7.1(b)(i).

         "Development Project Site" means the site of the Development Project more fully described in Part I of Exhibit A.

         "Dispute" is defined in Section 13.3.

         "Dollar," "Dollars" and "$" mean United States dollars.

         "Effective Date" means the date first written above.

         "Enron Marks" means the name "Enron" and other trademarks, service marks, and trade names owned by Seller and its Affiliates.

         "Environmental Claim" means any claim by (i) any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any other Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief (A) resulting from the presence or disposal of Hazardous Materials off-site or at the Operating Facility or Development Project Site or
(B) otherwise arising under or related to Environmental Laws.

          "Environmental  Law"  means all Laws,  as  existing  as of the date of this Agreement, relating to (i) the control of any pollutant, or protection of the air, water, or land, (ii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (iii) exposure to hazardous, toxic or other harmful substances. "Environmental Laws" shall include, but not be limited to, the Clean Air Act, 42 U.S.C.ss.7401 et seq., the Resource Conservation Recovery Act, 42 U.S.C.ss.6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C.ss.1251 et seq., the Safe Drinking Water Act, 42 U.S.C.ss.300f et seq., and the Comprehensive Environmental
Response,   Compensation,  and  Liability  Act,  as  amended  by  the  Superfund
Amendments and Reauthorization Act, 42 U.S.C.ss.9601 et seq.

          "EPC  Contract"  means  the  Engineering,   Procurement  and
Construction Contract between Las Vegas Cogeneration II, L.L.C. and Modern Continental South, Inc., dated as of March 29, 2001.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

         "Estimated Adjusted Purchase Price" is defined in Section 3.3.

         "Excluded Assets" is defined in Section 7.11

         "FERC" means the Federal Energy Regulatory Commission.

         "Final Closing Statement" is defined in Section 3.4(b).

         "Final Settlement Date" is defined in Section 3.4(a).

         "Financial Statements" is defined in Section 4.1(q).

         "GAAP" means United States generally accepted accounting principles as in effect on the Effective Date.

         "Government Antitrust Authority" means any Governmental Authority with jurisdiction over the enforcement of any applicable antitrust Laws.

         "Good Operating Practices" means, with respect to the Operating Facility, the practices, methods, and acts generally engaged in or approved by a significant portion of the independent electric power industry in the United States for similarly situated facilities in the United States during a particular time period, or any of such practices, methods, and acts, which, in the exercise of reasonable judgment in light of the facts known or that reasonably should be known at the time a decision is made, would be expected to accomplish the desired result in a manner consistent with law, regulation, reliability, safety, environmental protection, economy and expedition, and taking into consideration the requirements of this Agreement, the applicable Project Documents, the Transferred Contracts, and the other contracts and agreements affecting the operation of the Operating Facility. Good Operating Practices are not intended to be limited to the optimum practices, methods or acts, to the exclusion of all others, but rather to include a spectrum of possible practices, methods, or acts generally acceptable in the region during the relevant period in light of the circumstances.

         "Governmental Approvals" means all material consents and approvals of Governmental Authorities, including those required under the HSR Act or from the FERC and the Securities and Exchange Commission, that reasonably may be deemed necessary so that the consummation of the transactions contemplated hereby will be in compliance with applicable Laws and the failure to comply with which would have a Material Adverse Effect.

         "Governmental Authority" means (i) the United States of America, (ii) any state, county, municipality, or other governmental subdivision within the United States of America, and (iii) any court or any governmental department, commission, board, bureau, agency, or other instrumentality of the United States of America or of any state, county, municipality, or other governmental subdivision within the United States of America.

         "Guarantees" means any and all obligations relating to the guarantees, letters of credit, surety bonds, and other credit assurances of a comparable nature of Seller or any of its Affiliates (other than SWP) for the benefit of SWP or any Subsidiary and listed or described on Schedule 7.12(a).

         "Hazardous Material" means (a) any "hazardous substance," as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, and (c) any pollutant, contaminant or hazardous, dangerous or toxic chemical, material, waste or substance within the meaning of any applicable Environmental Law.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations adopted pursuant thereto, as amended.

         "Indemnified Party" is defined in Section 11.4.

         "Indemnifying Party" is defined in Section 11.4.

         "Interest Rate" means a rate of interest equal to the lesser of (i) the LIBOR Rate or (ii) the maximum rate of interest from time to time allowed by applicable Law.

         "Knowledge of Buyer" means the actual knowledge of any fact, circumstance or condition by Maurice Klefeker and John Salyer.

         "Knowledge of Seller" means the actual knowledge of any fact, circumstance or condition by Christopher Calger, Jim Gilbert, Jody Blackburn, Ed Clark and J. D. Hawkins.

         "Law" means any applicable statute, law (including common law), ordinance, regulation (including Environmental Laws), rule, treaty, code, permit, certificate, license, interpretation, judgment, ruling, order, writ, injunction, decree, or other official act of or by any Governmental Authority.

         "Letter of Credit" is defined in Section 14.1.

         "LIBOR Rate" means, for each calendar month, (i) the rate per annum (rounded upward, if not an integral multiple of 1/100 of 1%, to the nearest 1/100 of 1% per annum) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days before the first day of such calendar month for a term comparable thereto; (ii) if for any reason the rate specified in clause (i) of this definition does not so appear on Telerate Page 3750 (or any successor page), the rate per annum (rounded upward, if not an integral multiple of 1/100 of 1%, to the nearest 1/100 of 1% per annum) appearing on Reuters Screen LIBO page (or any successor page) as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days before the first day of such calendar month for a term comparable thereto; provided, however, if more than one rate is specified on Reuters Screen LIBO page (or any successor page), the applicable rate shall be the arithmetic mean of all such rates; and (iii) if the rate specified in clause (i) of this definition does not so appear on Telerate Page 3750 (or any successor page) and if no rate specified in clause (ii) of this definition so appears on Reuters Screen LIBO page (or any successor page), the interest rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum if such rate is not such a multiple) equal to the rate per annum at which deposits in United States dollars are offered by the principal office of Citibank, N.A. in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such calendar month.

         "Lien" means any lien, security interest, charge, claim, mortgage, deed of trust, option, warrant, purchase right, lease, or other encumbrance.

         "LLC Interests" is defined in the Recital.

         "Losses" means any and all claims, liabilities, losses, causes of action, fines, penalties, litigation, lawsuits, administrative proceedings, administrative investigations, costs, and expenses, including reasonable attorneys' fees, court costs, and other costs of suit or proceeding.

         "LVC Finance" means Las Vegas Cogeneration Energy Financing Company, L.L.C., a subsidiary of SWP.

         "LVC II" means Las Vegas Cogeneration II, L.L.C., a Delaware limited liability company.

         "Material Adverse Effect" means a material adverse effect on the value of SWP and any Subsidiary taken as a whole, excluding any effect resulting from any change in economic, industry, or market conditions (whether general or regional in nature or limited to any area where any assets of SWP or any Subsidiary are located) or from any change in law or regulatory policy.

         "NatWest Loan" means loans and other credit accommodations made to or for the account of Seller by National Westminster Bank PLC and certain other lenders pursuant to the Credit Agreement dated August 31, 1999, as in effect as of the Effective Date.

         "Notice of Disagreement" is defined in Section 3.4(a).

         "Operating Facility" means the generation and green house facilities identified in Part II of Exhibit A, and all of the assets related thereto.

         "Party" and "Parties" are defined in the preamble.

         "Permits" is defined in Section 4.1(t).

         "Permitted Exceptions" means, with respect to any Person, any one or more of the following: (a) Liens for taxes, assessments or other governmental charges or levies either not yet delinquent or which are being contested in good faith by appropriate proceedings diligently prosecuted and as to which adequate reserves shall have been set aside in conformity with GAAP, (b) deposits or pledges to secure the payment of workers' compensation, unemployment insurance, social security benefits or obligations arising under similar legislation, or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature incurred in the ordinary course of business, (c) materialmen's, mechanics', workmen's, repairmen's, employees', landlord's, lessor's or other like Liens arising in the ordinary course of business to secure obligations not yet due or being contested in good faith and as to which adequate reserves shall have been set aside in conformity with GAAP or as to which adequate bonds shall have been obtained, (d) zoning restrictions, easements, rights-of-way, restrictions, servitudes, permits, reservations, encroachments, exceptions, conditions, covenants, and any other restrictions on the use of real property none of which materially impairs the use of such property by the owner of such property in the operation of its business, (e) Liens and other matters shown on the Title Commitment, (f) any obligations or duties affecting any of the property of such Person to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held, (g) defects, irregularities and deficiencies in title to any property of such Person which in the aggregate do not materially impair the use of such property for the purposes for which such property is held by such Person, (h) other minor Liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the Seller's business and which individually or in the aggregate do not have a Material Adverse Effect, (i) utility easements, building restrictions and such other encumbrances or charges against real property which are of a nature generally existing with respect to properties of a similar character and which do not materially affect the marketability of the same or interfere with the use thereof in the business of such Person, and (j) Liens in favor of Allegheny granted pursuant to the Tolling Agreement, which Liens shall be fully subordinate to liens in favor of any "Senior Lender" as defined in the Tolling Agreement.

         "Person" means any Governmental Authority or any individual, firm, partnership, corporation, limited liability company, joint venture, trust, unincorporated organization or other entity or organization.

         "Project Documents" is defined in Section 4.1(m)(ii).

         "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

         "Purchase Price" is defined in Section 3.1.

         "PURPA" is defined in Section 4.1(v).

         "QF" is defined in Section 4.1(v).

         "Real Property" is defined in Section 4.1(s).

         "Records" means any and all of the books, records, contracts, agreements and files of SWP and any Subsidiary existing on the Closing Date and all increases and additions thereto after the Closing Date, including computer records and electronic copies of such information (but excluding electronic mail and other computer-based communications) whether maintained by Seller, SWP, or Buyer or, in each case, its Affiliate, but excluding in each case all information protected by any attorney/client, work product or like privilege.

         "Schedules" means Seller's disclosure schedules attached to this Agreement.

         "Securities Act" is defined in Section 4.2(i).

         "Seller" is defined in the preamble.

         "Seller Guaranty" means the Guaranty of Enron North America Corp. in substantially the form of Exhibit E.

         "Seller Practice" is defined in Section 7.1(b)(i).

         "Seller Indemnified Party" and "Seller Indemnified Parties" are defined in Section 11.2.

         "Subordinated Note" means that certain Subordinated Note dated August 31, 1999 by Las Vegas Cogeneration Limited Partnership in favor of Enron North America Corp. (formerly known as Enron Capital & Trade Resources Corp.).

         "Subsidiary" means any limited liability company or limited partnership of which at least a majority of the voting interests (i.e., member or partner interests entitled to vote for the election of directors or managers, but excluding interests entitled so to vote only upon the happening of some contingency unless such contingency has occurred) are owned directly or indirectly by SWP.

         "SWP" is defined in the Recital.

         "Tangible Personal Property" is defined in Section 4.1(r)(i).

         "Tax" or "Taxes" means any and all taxes, including any interest, penalties, or other additions to tax that may become payable in respect thereof, imposed by any federal, state, local, or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, severance taxes, license charges, taxes on stock, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, Transfer Taxes, workers' compensation, and other obligations of the same or of a similar nature to any of the foregoing.

         "Tax Proceeding" is defined in Section 6.5.

         "Tax Return" means any and all returns, reports, declarations, statements, bills, schedules, claims for refund, or written information of or with respect to any Tax which is required to be supplied to any taxing authority, including any schedule or attachment thereto, and including any amendment thereof.

         "Title Commitment" means Title Commitment No. 99090132(A)LJJ dated as of June 5, 2001.

         "Title Endorsement" means an endorsement to the Title Policy insuring Buyer against loss or damage sustained by reason of the Title Company denying liability under the Title Policy by reason of Knowledge of Seller.

         "Title Policy" means that certain Final Title Insurance Policy No. 99090132LJJ, dated September 1, 1999.

         "Tolling Agreement" means the Capacity and Ancillary Services Sale and Tolling Agreement, dated May 4, 2001, between LVC II and Allegheny.

         "Transfer Taxes" means all transfer Taxes (excluding Taxes measured by net income), including without limitation sales, use, excise (including excise Taxes on petroleum, products of petroleum, petrochemicals and other taxable substances), stock, stamp, documentary, filing, recording, permit, license, authorization and similar Taxes, filing fees and similar charges.

         "Transferred Contracts" is defined in Section 7.1(h).

         "Transition Services" is defined in Section 7.1(e).

         "Work Plan" means the activities to be undertaken and pursued by SWP and any Subsidiary until the Closing Date in connection with the development, construction and licensing of the Development Project, as set forth on Schedule 7.1.

        1.2      References, Gender, Number.

         All references in this Agreement to an "Article," "Section" or "subsection" shall be to an Article, Section, or subsection of this Agreement, unless the context requires otherwise. Unless the context otherwise requires, the words "this Agreement," "hereof," "hereunder," "herein," "hereby" or words of similar import shall refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. Whenever the context requires, the words used herein shall include the masculine, feminine and neuter gender, and the singular and the plural.

                                   ARTICLE 2
                                Purchase and Sale

         On and subject to the terms and conditions of this Agreement, Seller agrees to sell and convey, or cause to be sold and conveyed, to Buyer, and Buyer agrees to purchase and receive, all of the LLC Interests.

                                   ARTICLE 3
                           Purchase Price and Payment

        3.1      Purchase Price.

         The purchase price for the sale and conveyance of the LLC Interests to Buyer shall consist of a cash purchase price of $71,250,000 (the "Purchase Price") subject to adjustment in accordance with the terms of this Agreement, and shall be payable by Buyer as provided in Sections 3.2, 3.3 and 3.4. The "Adjusted Purchase Price" shall be the Purchase Price, (i) plus all Transfer Taxes applicable to the transactions contemplated hereby, (ii) plus all Development Expenses which may be paid or incurred by Seller or by SWP or any Subsidiary through the Closing Date, and (iii) plus the principal amount of (not to exceed $53,543,000), and accrued and unpaid interest on, the NatWest Loan on the Closing Date.

        3.2      Payment.

         The "Closing Payment" shall be an amount equal to the Estimated Adjusted Purchase Price. At the Closing, Buyer shall wire transfer the Closing Payment in immediately available funds to the account of the Seller. Upon payment of the Closing Payment to or for the account of Seller, (i) all indebtedness of Las Vegas Cogeneration II, L.L.C. to Enron North America Corp. incurred pursuant to that certain Amended and Restated Bridge Loan Agreement effective as of May 10, 2001, by and between Enron North America Corp., Joint Energy Development Investments II Limited Partnership, and Las Vegas Cogeneration II, L.L.C. (the "Bridge Loan") shall be deemed to have been paid in full and Buyer, SWP and its Subsidiaries shall be released of all liabilities and obligations thereunder and (ii) all indebtedness of Las Vegas Cogeneration Limited Partnership under the NatWest Loan and the Subordinated Note shall be deemed to have been paid in full and Buyer, SWP and its Subsidiaries shall be released of all liabilities and obligations thereunder.

        3.3      Closing Statement.

         Not later than three (3) Business Days prior to the Closing Date, Seller shall prepare and deliver to Buyer a statement (the "Closing Statement") of the estimated adjustments to the Purchase Price and the estimated Adjusted Purchase Price which statement shall, among other things, set forth in reasonable detail the estimated components thereof (the "Estimated Adjusted Purchase Price").

        3.4      Post-Closing Adjustment to the Purchase Price.

     (a) Revised Closing Statement. On or before the date that is sixty (60) days after the Closing Date, Seller shall prepare and deliver to Buyer a revised Closing Statement setting forth the actual Adjusted Purchase Price which statement shall, among other things, set forth in reasonable detail the components thereof. To the extent reasonably required by Seller, Buyer shall assist in the preparation of such revised Closing Statement. Seller shall provide to Buyer such data and information as Buyer may reasonably request supporting the amounts reflected on the revised Closing Statement. The revised Closing Statement shall become final and binding upon the Parties on the date (the "Final Settlement Date") that is sixty (60) days following receipt thereof by Buyer unless Buyer gives written notice of its disagreement ("Notice of Disagreement") to Seller prior to such date. Any Notice of Disagreement shall specify in detail the dollar amount, nature, and basis of any disagreement so asserted. If a Notice of Disagreement is received by Seller in a timely manner, then the Closing Statement (as revised in accordance with paragraph (b) or (c) below) shall become final and binding on the Parties on, and the Final Settlement Date shall be, the earlier of (i) the date upon which Seller and Buyer agree in writing with respect to all matters specified in the Notice of Disagreement or (ii) the date upon which the Final Closing Statement is issued by the Closing Statement Arbitrator.

     (b) Final Closing Statement. During the thirty (30) days following the date upon which Seller receives the Notice of Disagreement, if any, Seller and Buyer shall attempt in good faith to resolve in writing any differences that they may have with respect to all matters specified in the Notice of Disagreement. If at the end of such thirty (30) day period (or earlier by mutual agreement), Buyer and Seller have not reached agreement on such matters, the matters that remain in dispute may be submitted to an arbitrator (the "Closing Statement Arbitrator") by either Party for review and resolution. The Closing Statement Arbitrator shall be a nationally recognized independent public accounting firm that does not serve as Seller's or Buyer's independent auditor, as shall be agreed upon by Buyer and Seller in writing. The hearing date will be scheduled by the Closing Statement Arbitrator as soon as reasonably practicable, and shall be conducted on a confidential basis. Each Party shall, not later than seven (7) days prior to the hearing date set by the Closing Statement Arbitrator, submit a brief with dollar figures for settlement of the disputes as to the amount of the Adjusted Purchase Price (together with a proposed Closing Statement that reflects such figures). The figures submitted need not be the figures offered during prior negotiations. The Closing Statement Arbitrator shall render a decision limited to resolving the matters in dispute (which decision shall include a written statement of findings and conclusions) within three (3) Business Days after the conclusion of the hearing, unless the Parties reach agreement prior thereto and withdraw the dispute from arbitration. The Closing Statement Arbitrator shall provide to the Parties explanations in writing of the reasons for its decisions regarding the Adjusted Purchase Price and shall issue the Final Closing Statement reflecting such decisions. The decision of the Closing Statement Arbitrator shall be final and binding on the Parties. The cost of any arbitration (including the fees and expenses of the Closing Statement Arbitrator) pursuant to this Section 3.4(b) shall be borne equally by Buyer and Seller. The fees and disbursements of Seller's independent auditors incurred with the procedures performed with respect to the Closing Statement shall be borne by Seller and the fees and disbursements of Buyer's independent auditors incurred in connection with respect to the Notice of Disagreement shall be borne by Buyer. As used in this Agreement, the term "Final Closing Statement" shall mean the revised Closing Statement described in Section 3.4(a), as prepared by Seller and as may be subsequently adjusted to reflect any subsequent written agreement between the Parties with respect thereto, or if submitted to the Closing Statement Arbitrator, the Closing Statement issued by the Closing Statement Arbitrator.

        (c) Final Settlement. If the amount of the Adjusted Purchase Price as set forth on the Final Closing Statement exceeds the amount of the Estimated Adjusted Purchase Price, then Buyer shall pay to Seller, within five (5) Business Days after the Final Settlement Date, the amount by which the Adjusted Purchase Price as set forth on the Final Closing Statement exceeds the amount of the Estimated Adjusted Purchase Price, together with interest on such excess amount from the Closing Date until paid at the Interest Rate. If the amount of the Adjusted Purchase Price as set forth on the Final Closing Statement is less than the amount of the Estimated Adjusted Purchase Price, then Seller shall pay to Buyer, within five (5) Business Days after the Final Settlement Date, the amount by which the Adjusted Purchase Price as set forth on the Final Closing Statement is less than the amount of the Estimated Adjusted Purchase Price, together with interest on such deficiency amount from the Closing Date until paid at the Interest Rate. Any post-Closing payment made pursuant to this
Section 3.4(c) shall be made by means of a wire transfer of immediately available funds to a bank account designated by the Party receiving the funds.

        3.5      Allocation of Purchase Price.

         The Parties shall use their reasonable efforts to agree in good faith upon an allocation of the Adjusted Purchase Price consistent with Section 1060 of the Code and the Treasury regulations thereunder as follows: Buyer shall deliver to Seller a proposed allocation of the

Adjusted Purchase Price among the assets of SWP and the Subsidiaries (the "Proposed Allocation") as soon as practicable after the Closing Date. Within twenty (20) days after the receipt of the Proposed Allocation, Seller shall propose Seller's changes to the Proposed Allocation, if any. Any dispute with respect to the Proposed Allocation that Buyer and Seller, acting in good faith, are thereafter unable to resolve within twenty (20) days shall be conclusively resolved by a nationally recognized independent public accounting firm mutually agreed to in writing by Buyer and Seller to resolve such dispute, which resolution shall be final and binding between Buyer and Seller. The Parties shall report this transaction for federal income tax purposes in accordance with the allocation so agreed upon, and to file all federal (including without limitation Form 8594), state and local Tax Returns in accordance with such allocation after delivery by Seller of its proposed changes to the Proposed Allocation.

                                   ARTICLE 4
                         Representations and Warranties

4.1      Representations and Warranties of Seller.

         As of the date of this Agreement, Seller represents and warrants to Buyer as follows:

     (a) Organization and Good Standing; Subsidiaries. Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. SWP is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. SWP owns, directly or indirectly, no equity or other ownership interest in any Person, except for the Subsidiaries set forth on Schedule 4.1(a). Each Subsidiary is directly or indirectly wholly owned by SWP and is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.

     (b) Qualification of SWP and any Subsidiary; Business of LVC Finance. Each of SWP and any Subsidiary has the requisite limited liability company or partnership power to carry on its business as now being conducted and to own and use their respective assets. No filing, recording, publication or other act that has not been made or done is necessary in connection with the continuing existence and good standing of SWP or any Subsidiary or the conduct of their Business. Seller has prior to the execution of this Agreement delivered to Buyer true and complete copies of the certificate of formation, limited liability company agreements and partnership agreements, as applicable, of SWP and each Subsidiary as in effect on the date hereof, other than any such documents in respect of LVC Finance, copies of which shall be delivered prior to the Closing. SWP and each Subsidiary is duly qualified to do business in the State of Nevada and in all other places where necessary in light of the business it conducts and the Real Property it owns and intends to own and in light of the transactions contemplated hereby. Prior to taking possession of any equipment to be leased to LVC II, LVC Finance will be authorized and licensed in the State of Nevada as a company engaged in the business of purchasing goods for resale. Prior to the Closing Date, LVC Finance shall not have engaged in any business or operations other than the purchase of equipment for lease to, and the lease of such equipment to LVC II and related activities. The major items of equipment acquired to be incorporated into the Development Project will be acquired by LVC Finance as inventory held for resale.

     (c) Authority. Seller has all requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite limited liability company action on the part of Seller.

     (d) Enforceability. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other similar Laws of general application from time to time in effect that affect creditors' rights generally, (ii) general principles of equity, and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

     (e) LLC Interests. At the Closing, Seller will deliver, or cause to be delivered, to Buyer good and valid title to the LLC Interests free and clear of any Liens (except as created by this Agreement and restrictions on sales of securities under applicable securities Laws). There exists no option, warrant, purchase right, or other contract or commitment (other than this Agreement) that would require the sale, transfer, or other disposition of any LLC Interests or member or partnership interests of any Subsidiary. There exists no voting trust, proxy, or other agreement or understanding with respect to the voting of any LLC Interests or member or partnership interests of any Subsidiary.

     (f) Capitalization. The LLC Interests constitute all of the issued and outstanding membership interests of SWP. All of the LLC Interests have been duly authorized and are validly issued, fully paid, and nonassessable and were not issued in violation of the preemptive rights of any Person. SWP has no outstanding convertible security, call, preemptive right, option, warrant, purchase right, or other contract or commitment that would, directly or indirectly, require SWP to sell, issue, or otherwise create any membership interests in addition to the LLC Interests.

     (g) No Violation or Breach. Except as set forth in Schedule 4.1(g), neither the execution and delivery of this Agreement nor the consummation of the transactions and performance of the terms and conditions hereof by Seller will
(i) result in a violation or breach of any provision of the limited liability company agreement or other similar governing documents of Seller, SWP or any Subsidiary or any agreement, indenture or other instrument under which either Seller, SWP or any Subsidiary is bound, other than such breaches or violations of agreements, indentures, or other instruments that would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect the ability of Seller to perform its obligations under this Agreement, (ii) violate any Law applicable to Seller, SWP or any Subsidiary, the Operating Facility or the Development Project in any material respect, other than such violations that would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect the ability of Seller to perform its obligations under this Agreement, or (iii) result in, or create any Lien (other than a Permitted Exception) upon or with respect to any of the Real Property or Personal Property now owned or hereafter acquired by SWP or any Subsidiary.

     (h) Consents. No consent, approval, authorization or permit of, or filing with or notification to, any Person is required for or in connection with the execution and delivery of this Agreement by Seller or for or in connection with the consummation of the transactions and performance of the terms and conditions contemplated hereby by Seller, except for (i) requirements of the FERC, if any, (ii) requirements under the HSR Act (which will be obtained or satisfied prior to the Closing Date),
(iii) the consents, filings, and notices set forth on Schedule 4.1(h), and (iv) consents, approvals, authorizations, permits, filings or notices that, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect.

     (i) Actions. Except as set forth on Schedule 4.1(i), there is no Action pending or, to the Knowledge of Seller, threatened against Seller, SWP or any Subsidiary, the Operating Facility or the Development Project, except for threatened Actions that are not reasonably expected by Seller, individually or in the aggregate, to have a Material Adverse Effect or adversely affect the ability of Seller to perform its obligations under this Agreement.

     (j) Compliance With Laws. Except as set forth on Schedule 4.1(j), and except with respect to any Environmental Law, Tax Law or any employee matters, which are exclusively addressed in Sections 4.1(n), (o) and (p), respectively, no uncured violation of any Law by SWP or any Subsidiary or by Seller (which could reasonably be expected to relate to the Operating Facility, the Development Project, SWP or any Subsidiary) exists, other than violations of Law which could not reasonably be expected by Seller, individually or in the aggregate, to have a Material Adverse Effect.

     (k) Brokerage Fees and Commissions. Neither Seller nor any Affiliate of Seller has incurred any obligation or entered into any agreement for any investment banking, brokerage, or finder's fee or commission in respect of the transactions contemplated by this Agreement for which Buyer or SWP or any Subsidiary shall have any liability.

     (l) Bankruptcy. There are no bankruptcy, reorganization, or arrangement proceedings pending against, being contemplated by, or, to the Knowledge of Seller, threatened against Seller, SWP or any Subsidiary.

        (m)      Project Documents.

          (i) Set forth in Part I of Schedule 4.1(m) is a list of the following agreements and contracts to which SWP or any Subsidiary is a party or by which SWP or any Subsidiary is bound and which relate to the Operating
     Facility:

               (A)  gas   pipeline   interconnection   agreements,   gas  supply
          agreements, gas purchase and sale agreements, and gas transportation agreements;

               (B) power purchase agreements, tolling services agreements, electricity transmission agreements, and electricity interconnection agreements;

               (C) swap, exchange, commodity option or hedging agreements;

               (D) operating and maintenance agreements;

               (E) equipment purchase and sale contracts and construction contracts;

               (F) any contract requiring a capital expenditure or a commitment by SWP or any Subsidiary in excess of $50,000 in any calendar year;

               (G) any pending sale or lease of real or personal property of SWP or any Subsidiary (other than sales of electric energy in the ordinary course of business) in excess of $50,000;

               (H) any loan agreements and related documents;

               (I) any contract that contains a covenant not to compete applicable to SWP or any Subsidiary; and

               (J) any amendment relating to any of the foregoing.

          (ii) Set forth in Part II of Schedule 4.1(m) is a list of all agreements and contracts to which SWP or any Subsidiary is a party or by which SWP or any Subsidiary is bound and which relate to the Development Project. The agreements and contracts listed in Parts I and II of Schedule 4.1(m) are collectively referred to as the "Project Documents."

          (iii) Set forth in Part III of Schedule 4.1(m) is a list of all material agreements and contracts to which SWP or any Subsidiary is a party or by which SWP or any Subsidiary is bound and which do not relate to the Operating Facility or the Development Project.

          (iv) Except as set forth in Part IV of Schedule 4.1(m), to the Knowledge of Seller, neither SWP nor any Subsidiary is, in any material respect, in breach of or in default under, and no event has occurred and is continuing which would constitute a material breach or default by SWP or any Subsidiary under, any material provision of any Project Document and neither SWP nor any Subsidiary has received written notice from any other party to any Project Document that SWP or any Subsidiary is in breach of any Project Document which has not been remedied.

          (v) True and complete copies of the Project Documents have been made available to Buyer.

     (n) Environmental Matters. This Section 4.1(n) shall constitute the sole representations of Seller with respect to environmental matters. Except as set forth in Schedule 4.1(n), or as would not, individually or in the aggregate, have a Material Adverse Effect:

          (i) there is no uncured violation of any Environmental Law by the Seller, SWP or any Subsidiary that would result in any remediation obligations of SWP or any Subsidiary under any Environmental Law;

          (ii) there have been no written notices or written complaints received by Seller, SWP or any Subsidiary with respect to a violation of an Environmental Law by SWP or any Subsidiary;

          (iii) no Lien has been imposed on any property of SWP or any Subsidiary by any Governmental Authority in connection with any violation of or noncompliance with Environmental Laws;

          (iv) to the Knowledge of Seller, there are no facts, circumstances, conditions or occurrences that would reasonably be expected (A) to form the basis of an Environmental Claim against SWP or any Subsidiary, or (B) to cause SWP or any Subsidiary to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law inconsistent with the customary and standard operation of the Operating Facility or development of the Development Project;

          (v) there are no past, pending or, to the Knowledge of Seller, threatened Environmental Claims against SWP or any Subsidiary;

          (vi) to the Knowledge of Seller, Hazardous Materials are not now and have not at any time been used or released at, on, under or from the Real Property other than in compliance with applicable laws;

          (vii) Seller has made available to Buyer all correspondence, studies, audits, reviews, investigations, analyses, and reports on material environmental matters relating to the Operating Facility or the Development Project that are in the possession of Seller, SWP or any Subsidiary; and

          (viii) to the Knowledge of Seller, there are no underground storage tanks, active or abandoned, on the Real Property.

     (o) Tax Matters. This Section 4.1(o) is the sole representation of Seller with respect to tax matters. With respect to each of SWP and any Subsidiary, except as set forth in Schedule 4.1(o) or as would not, individually or in the aggregate, have a Material Adverse Effect:

          (i) all Tax Returns required to be filed by or with respect to SWP and any Subsidiary have been or will be timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed;

          (ii) such Tax Returns are or will be true and correct in all material respects, and all Taxes reported on such Tax Returns have been or will be timely paid prior to Closing;

          (iii) neither SWP nor any Subsidiary has extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax;

          (iv) to the Knowledge of Seller, there are no audits, claims, assessments, levies, administrative proceedings, or lawsuits pending or threatened against SWP or any Subsidiary by any taxing authority;

          (v) there are no Liens for Taxes (other than for current Taxes not yet due or payable) upon the assets of either SWP or any Subsidiary);

          (vi) neither SWP nor any Subsidiary has any liability for Taxes of any Person (other than SWP and any Subsidiary) as transferee from or successor to such Person;

          (vii) no election has been made by SWP or any Subsidiary to be treated as a corporation for federal income tax purposes;

          (viii) none of the assets of SWP or any Subsidiary directly or indirectly secures any debt the interest on which is tax exempt under
     Section 103(a) of the Code; and

          (ix) Seller is not a person other than a United States person within the meaning of the Code and the transactions contemplated herein are not subject to the tax withholding provisions of Chapter 3 of the Code.

Notwithstanding anything in this Section 4.1(o) to the contrary, no representation or warranty is made with respect to the amount, availability, expiration, limitation, or reduction of any net operating losses of any of SWP or any Subsidiary.

     (p) Employee Matters. This Section 4.1(p) is the sole representation of Seller with respect to employee matters. Part I of Schedule 4.1(p) sets forth a complete list of employees of either SWP or any Subsidiary as of the Effective Date. Buyer has agreed to provide employment for the employees identified in
Part I of Schedule 4.1(p) in their current positions or in other substantially similar positions with Buyer. Except as set forth in Part II of Schedule 4.1(p), neither Seller nor SWP nor any Subsidiary is a party to or is bound by any collective bargaining or labor agreement with respect to any employees assigned to the business of SWP, and to the Knowledge of Seller, no present union organizing efforts are underway with respect to any such employees. Part III of
Schedule 4.1(p) sets forth a complete listing of any employee benefit plan as defined in Section 3(3) of ERISA that is maintained or sponsored by SWP or any Subsidiary, or to which SWP or any Subsidiary is a party, or otherwise has any obligations or liability.

     (q) Financial Condition.

          (i) Part I of Schedule 4.1(q) hereto contains copies of (A) the audited financial statements of SWP (including the notes thereto) as of December 31, 2000 and for the year then ended, and (B) the unaudited financial statements of SWP (including the notes thereto) as of March 31, 2001 and for the period then ended, (collectively, the "Financial Statements"). The Financial Statements are in each case true, complete and correct and fairly present in all material respects the financial condition of SWP and any Subsidiary as of the date thereof, all in accordance with GAAP, consistently applied, except as disclosed in Part I of Schedule 4.1(q), and in the case of the Financial Statements which have not been audited, except for the absence of footnote disclosure and the possibility of audit adjustments which shall not, in the aggregate, be material in amount.

          (ii) As of the Effective Date, and except (A) as set forth in Part II of Schedule 4.1(q), (B) as reflected, reserved against or otherwise disclosed in the Financial Statements, (C) as have been incurred in the ordinary course of business of operating the Operating Facility consistent with past practice or which may have arisen or have been incurred under any Project Document, and (D) as would constitute Development Expenses specified in the Development Budget or otherwise approved by Buyer pursuant to Section 7.1(b), SWP and any Subsidiary do not have liabilities or obligations (whether contingent or absolute, matured or unmatured, known or unknown) which exceed $50,000 in the aggregate.

          (iii) Except as disclosed in Part III of Schedule 4.1(q), since the date set forth in each of the Financial Statements, there has not been any adverse change in the assets, liabilities, business, results of operation, or financial condition of SWP and any Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect.

        (r)      Personal Property.

          (i) SWP and each Subsidiary is in possession of and has good and valid title to, or has valid leasehold interests in or valid rights under contract to use, all of its assets constituting personal property (the "Tangible Personal Property"), and on the Closing Date a Subsidiary will have possession of and good and valid title to the Tangible Personal Property which is the subject of the Transferred Contracts, free and clear of all Liens, except: (A) Liens arising by operation of law for amounts not yet due and payable; (B) the rights of customers, suppliers, and subcontractors in the ordinary course of business under general principles of commercial law for amounts not in default; (C) Liens that would not reasonably be expected to have a Material Adverse Effect; (D) Liens in favor or Allegheny granted pursuant to the Tolling Agreement, which Liens shall be fully subordinate to liens in favor of any "Senior Lender" as defined in the Tolling Agreement; and (E) Liens listed on Schedule 4.1(r); it being --------------- agreed that any such Liens relating to or securing the NatWest Loan, the Bridge Loan and/or the Subordinated Note shall be released at the Closing.

          (ii) To the Knowledge of Seller, SWP and its Subsidiaries have the exclusive right to use the "Las Vegas Delight" brand name, all registrations with and applications to any Governmental Authority in respect of such brand name are in full force and effect, and such brand name is not being infringed by any other Person.

     (s) Real Property. Schedule 4.1(s) lists all real property owned in whole or in part by SWP and each Subsidiary (the "Real Property"), and except as set forth on Schedule 4.1(s):

          (i) SWP and each of the Subsidiaries has good and marketable fee simple title to all of the Real Property owned by it, free and clear of all Liens, except Permitted Exceptions, it being agreed that Permitted Exceptions relating to or securing the NatWest Loan, the Bridge Loan and/or the Subordinated Note shall be released at the Closing;

          (ii) there are no leases, subleases, easements, licenses, concessions or other agreements (written or oral) granting to any Person (other than SWP or any Subsidiary) the right to use or occupy the Real Property or granting to any Person a right or interest in any of the Real Property, except as disclosed in the Title Commitment or which would otherwise be a Permitted Exception;

          (iii) there are no outstanding options, rights of first offer or rights of first refusal to purchase the Real Property or any portion thereof or interests therein;

          (iv) neither SWP nor any of its Subsidiaries has received any notice in writing or by publication of any appropriation, condemnation or like proceeding, or of any violation of any applicable zoning law, regulation or rule or other law, order, regulation, rule or requirement relating to or affecting any of the Real Property; and

          (v) SWP does not owe any brokerage commissions with respect to the Real Property.

     (t) Permits.


          (i) Part I of Schedule 4.1(t) sets forth a list of all material permits, franchises, approvals, or other authorizations ("Permits") of Governmental Authorities required to operate the Operating Facility as currently operated. Each Permit is in full force and effect, SWP and each Subsidiary is in compliance in all material respects with all its obligations with respect thereto, and, to the Knowledge of Seller, no event has occurred which permits, or with or without the giving of notice or the passage of time or both would permit, the revocation or termination of any Permit.

          (ii) Part II of Schedule 4.1(t) sets forth a list of all Permits obtained by Seller, SWP or any Subsidiary as of the Effective Date and a list of all applications for Permits filed with or requested from any Governmental Authority as of the Effective Date in connection with the Development Project. Seller has made available to Buyer a true and correct copy of each of (i) the material documents, reports and correspondence from SWP or Seller, (ii) the material documents provided by SWP or Seller to any Governmental Authority, and, to the Knowledge of Seller, the material documents and correspondence received by Seller form any Governmental Authority, in each case with respect to such applications.

          (iii) Part III of Schedule 4.1(t) sets forth a list of all material permits, licenses, consents and approvals from a Governmental Authority which, to the Knowledge of Seller as of the Effective Date, are or will be required to be obtained by Seller, Buyer, SWP or any Subsidiary for the development, construction and ownership and operation of the Development Project.

          (iv) SWP and each Subsidiary is in material compliance with each Permit issued to it or which governs its operations.

     (u) Bank Accounts. Set forth on Schedule 4.1(u) are the names of each bank or other financial institution with which SWP or any Subsidiary has an account and description of such account.

     (v) QF Status. The Operating Facility has been certified by the FERC as a qualifying cogeneration facility ("QF") pursuant to the Public Utility Regulatory Policy Act of 1978, as amended ("PURPA") and the FERC's regulations implementing PURPA in an order issued on October 17, 1991. The Operating Facility has satisfied the relevant criteria for QF status at all times after September 1, 1999, and to the Knowledge of Seller, at all times after October 17, 1991 and prior to September 1, 1999.

     (w) Sole Purpose; Nature of Business. Neither SWP nor any Subsidiary has conducted at any time after August 31, 1999, and is not conducting, any business or operations, other than the operations of the Operating Facility and related operations and the development and construction of the Development Project and the leasing of assets to LVC II in connection with the Development Project.

     (x) Status.

          (i) None of Seller or any of its Affiliates is or will be by virtue of the execution, delivery, or performance of this Agreement (A) an "electric utility company," a "registered holding company" or either a "subsidiary company" or an "affiliate" of a "registered holding company," as such terms are defined in PUHCA, (B) subject to regulation under PUHCA except pursuant to Section 9(a)(2) thereof, or (C) subject to regulation under the applicable Law of the State of Nevada respecting the rates of electric utilities.

          (ii) Neither SWP nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 or an "investment advisor" within the meaning of the Investment Company Act of 1940.

     (y) Affiliate Transactions. There is no indebtedness (other than indebtedness which will be paid in full prior to the Closing Date) between SWP or any Subsidiary, on the one hand, and Seller, any officer, director or Affiliate (other than SWP or any Subsidiary) of Seller, on the other.

     (z) Utility Services. All customary utility services necessary in the development and operation of the Development Project (other than fuel supply and water supply, the procurement of which is part of the development of the Development Project), including as necessary, storm and sanitary services, electric and telephone services and facilities, are or will be available to the Development Project.

        4.2      Representations and Warranties of Buyer.

         Buyer represents and warrants to Seller as follows:

     (a) Organization and Qualification. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and has the requisite power under its formation documents to carry on its business as now being conducted. Buyer is duly qualified to do business in each state in which it conducts business.

     (b) Authority. Buyer has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Buyer.

     (c) Enforceability. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other similar Laws of general application from time to time in effect that affect creditors' rights generally, (ii) general principles of equity, and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

     (d) No Violation or Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions and performance of the terms and conditions hereof by Buyer will (i) result in a violation or breach of any provision of the governing documents of Buyer or any material agreement, indenture or other instrument under which Buyer is bound, other than such breaches or violations of agreements, indentures or other instruments that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Buyer or adversely affect the ability of the Buyer to perform its obligations under this Agreement or (ii) violate any Law applicable to Buyer or the assets of Buyer other than such violations of Law that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Buyer or adversely affect the ability of the Buyer to perform its obligations under this Agreement.

     (e) Consents. No consent, approval, authorization, or permit of, or filing with or notification to, any Person is required for or in connection with the execution and delivery of this Agreement by Buyer or for or in connection with the consummation of the transactions and performance of the terms and conditions contemplated hereby by Buyer, except for any (i) requirements of the FERC, (ii) requirements under the HSR Act, and (iii) consents, approvals, authorizations, permits, filings or notices that, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect on Buyer or its Affiliates.

     (f) Actions. To the Knowledge of Buyer, there is no Action pending or threatened against Buyer, except for Actions which are not reasonably expected to have a material adverse effect on Buyer or its assets or adversely affect the ability of the Buyer to perform its obligations under this Agreement.

     (g) Brokerage Fees and Commissions. Neither Buyer nor any Affiliate of Buyer has incurred any obligation or entered into any agreement for any investment banking brokerage, or finder's fee or commission in respect of the transactions contemplated by this Agreement for which either Seller, SWP or any Subsidiary shall incur any liability.

     (h) Funds. Buyer has, and at all times prior to Closing will have, sufficient funds available to it to enable Buyer to consummate the transactions contemplated hereby and to pay the Closing Payment, the other payments required of Buyer hereunder, and all fees and expenses of Buyer.

     (i) Experienced Investor; No Distribution. The parent company of Buyer is an experienced and knowledgeable investor in the power generation and development business in the United States. Prior to entering into this Agreement, Buyer and its Affiliates were advised by counsel, accountants, financial advisors, and such other Persons deemed appropriate concerning this Agreement and has relied solely on an independent investigation and evaluation of, and appraisal and judgment with respect to, SWP and each Subsidiary and the revenue, price, and expense assumptions applicable thereto. Buyer hereby acknowledges that the LLC Interests are not registered under the Securities Act of 1933, as amended (the "Securities Act"), or registered or qualified for sale under any state securities laws and cannot be resold without registration thereunder or exemption therefrom. Buyer is an "accredited investor," as such term is defined in Regulation D of the Securities Act and will acquire the LLC Interests for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act, and the rules and regulations thereunder, any applicable state blue sky laws or any other applicable securities laws. Buyer has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of investment in the LLC Interests and has the ability to bear the economic risk of this investment for an indefinite period of time.

     (j) Bankruptcy. There are no bankruptcy, reorganization, or arrangement proceedings pending against, being contemplated by, or to the Knowledge of Buyer threatened against, Buyer.

     (k) Inspection. Buyer acknowledges that, prior to its execution of this Agreement, (i) it has been afforded access to and the opportunity to inspect the Operating Facility and the Development Project Site, and to review the Project Documents, and all other due diligence items made available by Seller with respect to SWP and any Subsidiary, (ii) it has inspected the Operating Facility and the Development Project Site and reviewed the Project Documents and Permits, and as of the Closing Date, it will have inspected the Operating Facility and the Development Project Site and all other due diligence items made available by Seller with respect to SWP and any Subsidiary to the extent it deems necessary or advisable, and (iii) it is relying upon its own inspections and investigation in order to satisfy itself as to the condition and suitability of the Operating Facility and the Development Project Site.

     (l) Qualified Entity. Buyer is a "Qualified Entity" as that term is defined in the Tolling Agreement.

                                   ARTICLE 5
                           Access and Confidentiality

        5.1      General Access.

         Promptly following the execution of this Agreement and until the Closing Date (or earlier termination of this Agreement), Seller shall permit (and with respect to SWP and each Subsidiary, Seller shall cause SWP and each Subsidiary to permit) Buyer and its representatives:

     (a) to have reasonable access, at reasonable times and upon reasonable advance notice in Seller's and SWP's offices and in a manner so as not to interfere unduly with the business operations of Seller or SWP or any Subsidiary, to the books, records, contracts, and documents of each of SWP and any Subsidiary relating to their assets and operations, and of Seller to the extent directly relating to the Operating Facility or the Development Project, insofar as the same may be disclosed without (i) violating any legal constraints or any legal obligation (it being agreed that if Seller denies access to any materials pursuant to this clause (a), Seller shall disclose to Buyer the legal constraints or obligations requiring such denial and shall, at the request of Buyer, use commercially reasonable efforts to obtain any consents or waivers necessary to afford Buyer the requested access), (ii) waiving any attorney/client, work product, or like privilege, (iii) disclosing information about the activities of Seller or its Affiliates (other than SWP and any Subsidiary), or (iv) disclosing proprietary models of Seller or any of its Affiliates pertaining to energy project evaluation, energy or natural gas price curves or projections, or other economic predictive models; provided that all requests for access shall be directed to Jody Blackburn or such other persons as Seller may designate from time to time.

     (b) subject to any required consent of any third Person and upon reasonable advance notice to Seller, to conduct at reasonable times and at Buyer's sole risk, cost, and expense, in the presence of representatives of Seller, reasonable inspections of the Operating Facility and the Development Project Site. Buyer agrees to indemnify and hold harmless, release and defend Seller Indemnified Parties and SWP and any Subsidiary from and against any and all Losses arising, in whole or in part, from the acts or omissions of the Buyer Indemnified Parties in connection with Buyer's inspection of the Operating Facility, the Development Project Site and other assets and records of Seller or SWP and any Subsidiary, including claims for personal injuries, property damage, and reasonable attorneys' fees and expenses, except to the extent that any such Losses arise from the acts or omissions of any one or more of the Seller Indemnified Parties.

         Nothing in this Article 5 shall be construed to permit Buyer or its representatives to have access to any files, records, contracts, or documents of Seller or SWP or any Subsidiary relating to this Agreement or the contemplated transaction, including any bids or offers received by Seller or SWP or any Subsidiary for the sale of the LLC Interests or the Operating Facility or the Development Project Site, it being agreed that all such bids or offers shall be the sole property of Seller.

        5.2      Confidential Information.

         Buyer agrees to maintain all information made available to it under this Agreement confidential and to cause its officers, directors, agents, employees, representatives, consultants, and advisors to maintain all information made available to them under this Agreement confidential, all as provided in that certain confidentiality agreement dated October 13, 2000, as amended on May 11, 2001 (the "Confidentiality Agreement"), by and between Seller and Buyer which is attached hereto as Exhibit 5.2, the terms of which are incorporated herein by reference and made a part of this Agreement.

        5.3      No Other Contract.

         Buyer shall not contact or correspond with any customer, employee or other Person associated with the business of SWP without the prior written consent of Seller.

                                   ARTICLE 6
                                  Tax Matters

        6.1      Preparation.

         Any Tax Return to be prepared pursuant to the provisions of this
Section 6.1 shall be prepared in a manner consistent with practices followed in prior years with respect to similar Tax Returns, except for changes required by changes in law or fact. Buyer shall not file an amended Tax Return for any period ending on or prior to the Closing Date without the consent of Seller, which may be withheld in Seller's sole discretion. The following provisions shall govern the allocation of responsibility as between Buyer and Seller for certain Tax matters following the Closing Date:

          (a) Tax Periods Ending on or Before the Closing Date. Seller shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for SWP and each Subsidiary for all periods ending on or prior to the Closing Date regardless of when they are to be filed. Seller shall pay the Taxes attributable to SWP and each Subsidiary with respect to such periods.

          (b) Tax Periods Beginning Before and Ending After the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of SWP and each Subsidiary for Tax periods which end after the Closing Date. Seller shall pay to Buyer within fifteen (15) days after the date on which Buyer delivers substantiation of Taxes paid with respect to such periods an amount equal to the portion of such Taxes that relates to the portion of such Tax period ending on the Closing Date.

        6.2      Access to Information.

         After Closing, Seller shall grant to Buyer (or its designees) access at all reasonable times to all of the information, books, and records relating to SWP and any Subsidiary within the possession of Seller (including work papers and correspondence with taxing authorities), and shall afford Buyer (or its designees) the right (at Buyer's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Buyer (or its designees) to prepare Tax Returns and to conduct negotiations with taxing authorities. After Closing,

Buyer shall grant or cause SWP and any Subsidiary to grant to Seller (or its designees) access at all reasonable times to all of the information, books and records relating to SWP and any Subsidiary within the possession of Buyer or SWP and any Subsidiary (including work papers and correspondence with taxing authorities), and shall afford Seller (or its designees) the right (at Seller's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Seller (or its designees) to prepare Tax Returns and to conduct negotiations with Tax authorities.

        6.3      Transfer Taxes.

         Buyer shall be responsible for the payment of all Transfer Taxes resulting from the transactions contemplated by this Agreement.

        6.4      Tax Sharing Agreements.

         On or before the Closing Date, Seller shall ensure that no Tax indemnity agreement, Tax allocation agreement, or Tax sharing agreement with respect to SWP or any Subsidiary is in force or effect as to SWP or any Subsidiary and that there shall be no liability of SWP or any Subsidiary on and after the Effective Date under any such agreement.

        6.5      Assistance and Cooperation.

         After the Closing Date, in the case of any threatened or actual audit, examination, or other proceeding with respect to Taxes ("Tax Proceeding") for which Seller is or may be liable pursuant to this Agreement, Buyer shall inform Seller within ten (10) days of the receipt of any notice of such Tax Proceeding, and shall afford Seller, at Seller's expense, the opportunity to control the conduct of such Tax Proceedings. Buyer shall execute or cause to be executed powers of attorney or other documents necessary to enable Seller to take all actions desired by Seller with respect to such Tax Proceeding to the extent such Tax Proceeding may affect the amount of Taxes for which Seller is liable pursuant to this Agreement. Seller shall have the right to control any such Tax Proceedings and, if there is substantial authority therefor, to initiate any claim for refund, file any amended return or take any other action which it deems appropriate with respect to such Taxes.

        6.6      Tax Indemnity.

         Notwithstanding any other provisions of this Agreement, Sections 6.6 and 6.7 shall apply to indemnifications by Seller to Buyer for, and shall be the sole remedy of Buyer in respect of, Losses described in the following sentence. Seller agrees to indemnify and hold harmless Buyer from and against the entirety of any and all Losses that Buyer may suffer for any Taxes attributable to SWP or any Subsidiary with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with Section 6.1(b)) to the portion of such period beginning before and ending on the Closing Date). No right to indemnity shall exist if the Loss is the result of actions of Buyer or its Affiliates.

        6.7      Tax Indemnity Claims.

         The provisions of this Section 6.7 shall apply only to the indemnification provided for under Section 6.6. If a claim for Taxes is made against Buyer and if Buyer intends to seek indemnity with respect thereto under
Section 6.6, Buyer shall promptly furnish written notice to Seller of such claim. Failure of Buyer to so notify Seller within fifteen (15) days of the claim being made against Buyer shall terminate all rights of Buyer to indemnity by Seller as to such claim. Seller shall have thirty (30) days after receipt of such notice to undertake, conduct, and control (through counsel of its own choosing and at its own expense) the settlement or defense thereof, and Buyer shall cooperate with it in connection therewith. Seller shall permit Buyer to participate in such settlement or defense through counsel chosen by Buyer (but the fees and expenses of such counsel shall be paid by Buyer). So long as Seller, at Seller's cost and expense, (i) has undertaken the defense of, and assumed full responsibility for all indemnified Losses with respect to, such claim, (ii) is reasonably contesting such claim in good faith, by appropriate proceedings, and (iii) has taken such action (including the posting of a bond, deposit, or other security) as may be necessary to prevent any action to foreclose a lien against or attachment of the property of Buyer for payment of such claim, Buyer shall not pay or settle any such claim. Notwithstanding compliance by Seller with the preceding sentence, Buyer shall have the right to pay or settle any such claim, but in such event it shall waive any right to indemnity by Seller for such claim. If within thirty (30) days after the receipt of Buyer's notice of a claim of indemnity hereunder, Seller does not notify Buyer that it elects (at Seller's cost and expense) to undertake the defense thereof and assume full responsibility for all indemnified Losses with respect thereto, or gives such notice and thereafter fails to contest such claim in good faith or to prevent action to foreclose a lien against or attachment of Buyer's property as contemplated above, Buyer shall have the right to contest, settle, or compromise such claim and Buyer shall not thereby waive any right to indemnity for such claim under this Agreement.

        6.8      Tax Refunds.

         Refunds of Taxes paid or payable with respect to Taxes attributable to SWP or any Subsidiary shall be promptly paid as follows (or, to the extent payable but not paid due to offset against other Taxes, shall be promptly paid by the Party receiving the benefit of the offset as follows): (i) to Seller if attributable to Taxes with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with Section 6.1(b)) to the portion of such period beginning before and ending on the Closing Date); and (ii) to Buyer if attributable to Taxes with respect to any Tax year or portion thereof beginning after the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with Section 6.1) to the portion of such period ending after the Closing Date).

                                   ARTICLE 7
                          Covenants of Seller and Buyer

        7.1      Conduct of Business Pending Closing.

         Subject to Section 7.2, except as disclosed in Schedule 7.1 or as otherwise consented to or approved by Buyer (which consent or approval shall not be unreasonably withheld, conditioned, or delayed), Seller covenants and agrees that:

     (a) Changes in Business. Except as contemplated by Section 7.1(b) in respect of the Development Project, Seller shall cause SWP and each Subsidiary to comply with the following:

          (i) SWP shall not make, nor permit any Subsidiary to make, any material change in the conduct of its business or operations, except as contemplated by the matters described in Schedule 7.1;

          (ii) except in the ordinary course of business and consistent with past practices, and except for the transfer of the Transferred Contracts as provided in Section 7.1(h), SWP shall not, nor permit any Subsidiary to, enter into, assign, terminate, or amend in any material respect, any Project Document;

          (iii) Neither SWP nor any Subsidiary shall:

               (A) merge into or with or consolidate with any other corporation or acquire all or substantially all of the business or assets of any Person;

               (B) make any material change in its certificate of formation or limited liability company agreement or partnership agreement;

               (C) purchase any securities of any Person, except for investments made in the ordinary course of business and consistent with prior practices;

               (D) declare or pay any dividends or make any distributions in respect of, or issue any of, its equity securities or securities convertible into its equity securities, or repurchase, redeem, or otherwise acquire any such securities or make or propose to make any other change in its capitalization; or

               (E) except for obligations that will be repaid in full at or prior to the Closing, incur any obligations for borrowed money or guarantee or otherwise become liable for the obligations of, or make any loans or advances to, any Person not an Affiliate of Seller.

          (iv) other than pursuant to the requirements of existing contracts or commitments, SWP shall not, nor permit any Subsidiary to, sell, lease, or otherwise dispose of any of its assets, except for (a) assets sold, leased, or otherwise disposed of in the ordinary course of business, (b) the sale or disposition of any item of personal property or equipment having a value of less than $50,000, and (c) the transfer or other disposition of the accounts receivable or advances due or owed to SWP or any Subsidiary from any Affiliate of Seller;

          (v) SWP shall not, nor permit any Subsidiary to, take any action or enter into any commitment with respect to or in contemplation of any liquidation, dissolution, recapitalization, reorganization, or other winding up of its business or operations;

          (vi) SWP shall not, nor permit any Subsidiary to, change its accounting policies or practices (including, without limitation, any change in depreciation or amortization policies), except as required under GAAP;

          (vii) SWP shall not, nor permit any Subsidiary to, enter into any employment agreement not terminable by SWP or such Subsidiary at will and without cost to SWP or such Subsidiary; and

          (viii) SWP shall not, nor permit any Subsidiary to, create any employee benefit plan (within the meaning of Section 3(3) of ERISA) or any other employee benefit plan or program not subject to ERISA, except as required by Law.

     (b) Continued Development of Development Project. Notwithstanding anything contained in Section 7.1(a) to the contrary, until the Closing Date, Seller and SWP and any Subsidiary shall continue to pursue and control the development, permitting and construction of the Development Project, all as Seller and SWP and any Subsidiary deem appropriate, subject only to the express requirements of this Agreement. Except as otherwise expressly provided in this Agreement:

          (i) all activities of Seller, SWP and any Subsidiary in connection with the development of the Development Project ("Development Project Activities") shall be undertaken and pursued in substantial accordance with the principles and practices which are applicable to Seller's power plant development projects generally at the time in question ("Seller Practice"); provided, that Seller shall cooperate and coordinate with Buyer through the Project Transition Committee as provided in Section 7.1(c) with respect to the development and construction of the Development Project and shall provide to Buyer, its agents, consultants and counsel upon reasonable prior notice (which may be delivered by telephone or facsimile transmission), access to the Development Project by Buyer's representatives on the Project Transition Committee at all reasonable times for purposes of observing Seller's development and construction activities and conducting (at Buyer's expense) any examinations and surveys as Buyer may reasonably request;

          (ii) subject to Section 7.1(b)(i), SWP and any Subsidiary and Seller, on behalf of SWP and any Subsidiary, may spend or incur such Development Expenses as they deem appropriate in connection with the Development Project, provided that (x) no cost or expense incurred in connection with a Change Order under the EPC Contract shall be included in the Adjusted Purchase Price without Buyer's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), it being understood that in the event Buyer unreasonably withholds, conditions or delays any such consent to a Change Order which is performed under the EPC Contract the costs or expenses incurred in connection with such Change Order shall be included in the Adjusted Purchase Price and borne by Buyer and (y) no Development Expenses (other than expenses to satisfy obligations under the EPC Contract) in excess of 110% of the total amount of each line item of expenses set forth in the Development Budget (determined after the application by the Seller or SWP of any contingency amount included in the Development Budget) shall be included in the Adjusted Purchase Price without Buyer's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), it being understood that in the event Buyer unreasonably withholds, conditions or delays any such consent to any such expense the costs or expenses incurred in connection therewith shall be included in the Adjusted Purchase Price and borne by Buyer;

          (iii) Neither Seller nor SWP or any Subsidiary shall, without Buyer's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), amend or supplement any existing Project Document, enter into any new agreement which is not consistent with Seller's Practice (an "Additional Project Agreement") in respect of the development, construction, ownership or operation of the Project which is material, or amend or supplement any Additional Project Agreement once entered into, if such amendment or supplement or Additional Project Agreement would cause a Material Adverse Effect or would result in a payment obligation, individually or in the aggregate, in excess of $50,000;

          (iv) SWP and any Subsidiary may deal and contract with Seller, and Seller and SWP and any Subsidiary may deal and contract with Affiliates of Seller, freely and without limitation or restriction of any kind and on such terms and conditions as SWP and any Subsidiary and Seller and such Affiliates deem appropriate, subject only to the requirement that any obligations of SWP and any Subsidiary paid or incurred to Seller or any Affiliates of Seller shall be for reasonably equivalent value on terms no less favorable to SWP and any Subsidiary than they could obtain in an arm's-length transaction with a Person that is not an Affiliate of Seller; and

          (v) Seller and SWP and any Subsidiary may take or omit to take any action in connection with the Development Project, the existing Project Documents, the Additional Project Agreements or any of the Development Project Activities for any or no reason, as it deems appropriate. The phrase "deems appropriate," when used in this Agreement with respect to any decision, action, or inaction by Seller or SWP and any Subsidiary, means that the decision, action or inaction may be made or taken for any or no reason deemed appropriate in the sole discretion of Seller or either of SWP and any Subsidiary considering only its own interests and not the interests of any other Person (including, but not limited to, Buyer), subject only to any requirements of this Agreement.

     (c) Transition  Committee.  Promptly after the Effective  Date,  Seller and
Buyer shall establish a project transition committee (the "Project Transition Committee") for the purpose of facilitating ongoing communication between the Parties with respect to the development of the Development Project prior to the Closing Date. The Project Transition Committee shall be comprised of four (4) members, two (2) appointed by Seller and two (2) appointed by Buyer. The Project Transition Committee shall meet no less frequently than weekly, or more often as the Parties may mutually agree or this Agreement may require. Meetings shall be held at such locations as the members of the Project Transition Committee may agree upon, on no less than twenty-four (24) hours' prior written notice of either Party (which notice may be waived in writing by both Parties), provided that either Party may call a special meeting to address an urgent matter on such notice as may be practicable under the circumstances. All meetings may be held telephonically and all representatives shall be available for meetings on short notice (and shall designate an alternate for purposes of unavailability). At each meeting, Seller shall provide an update on any Development Project Activities undertaken since the last weekly meeting of the Project Transition Committee (including an update of Development Expenses) and shall consult with Buyer regarding anticipated future Development Project Activities. The Parties shall discuss such other matters related to Development Project Activities generally as they may deem appropriate. Buyer shall designate one or more individuals (who may be a member of the Project Transition Committee) to be available on a twenty-four (24) hour per day basis to consult with Seller in respect of the Development Project and to be available to receive  "time  critical"  requests  from Seller  pursuant to
Section 7.1(d) (each such individual being a "Buyer's Construction Representative").

     (d) All requests by Seller for consent by Buyer to Development Expenses for which Buyer's consent is required pursuant to Section 7.1(b)(ii) hereof shall be submitted exclusively to the Project Transition Committee (which submission may be made through any Buyer Construction Representative) and Seller shall have no obligation to submit such requests to any other Person, notwithstanding anything to the contrary provided herein. Buyer's representatives on the Project Transition Committee shall have authority to grant or deny such consent. Seller may designate certain events as "time critical" in the event Seller has determined in good faith that such events are material to the Development Project and are of such a nature that a decision related thereto by the Project Transition Committee must be reached immediately in order to serve the overall best interests of the Development Project. Buyer agrees that in the event Seller designates any such request as "time critical," Buyer's representatives will respond to such request with Buyer's consent or denial of consent within such time period as Seller may specify therefor, which shall not in any case be less than twelve (12) hours after Buyer's Construction Representative has personally received such request. Any such request for consent shall include such detail as is reasonably necessary for Buyer's representative to evaluate the merits of such request. It shall be presumptively unreasonable for Buyer to withhold, condition, delay or deny consent to any such item if it is substantially consistent with Seller Practice and the Work Plan.

     (e) Buyer may, at its reasonable discretion, engage the services of Seller or its Affiliates for the purpose of providing any services deemed reasonable and necessary to assist Buyer or SWP and any Subsidiary with the development and management of the Development Project, including the services set forth in Part I on Schedule 7.1(e) (the "Transition Services"). Seller shall have and shall make available to Buyer and LLC that number of Seller employees which Seller reasonably believes is necessary to perform fully the Transition Services. Part II on Schedule 7.1(e) sets forth a list of the key Seller personnel whom Seller shall make available to render the Transition Services, together with a list of their hourly billing rates. In the event the

Parties mutually agree to utilize personnel not identified in Part I on Schedule 7.1(e), Seller shall bill Buyer or the LLC at an agreed-upon hourly costs for such Transition Services. Seller, in consultation with Buyer, shall have the right to exchange or reassign the personnel whom Seller shall make available to render the Transition Services. All requests from Buyer or SWP or any Subsidiary and all Transition Services performed by Seller or its affiliates under this
Section 7.1(e) shall be consistent with applicable Laws.

     (f) Liens. Seller shall not, and will cause SWP and each Subsidiary not to, grant any express Lien on any assets of SWP or any Subsidiary, except to the extent (i) required or permitted incident to the operation of the assets of SWP or any Subsidiary and the business of SWP or any Subsidiary or (ii) required or evidenced by any of the Project Documents.

     (g) Operation of Operating Facility. Seller shall:

          (i) cause the Operating Facility to be maintained and operated in the ordinary course of business consistent with past practices (including the repair or replacement of damaged, destroyed, obsolete, depreciated, non-working, or non-economical items of equipment or other personal property), and in accordance with Good Operating Practices, maintain insurance now in force with respect to such Facility, and pay or cause to be paid all costs and expenses in connection therewith promptly when due;

          (ii) cause SWP and each Subsidiary responsible therefor to maintain the Operating Facility's QF status; and

          (iii) cause SWP and each Subsidiary to use its reasonable efforts to maintain its relationships with suppliers, customers, and others having material business relationships with SWP and any Subsidiary with respect to the Operating Facility so that they will be preserved for Buyer on and after the Closing Date.

     (h) Transferred Contracts. On or before the Closing Date, Seller shall cause each of the contracts described in Schedule 7.1(h) (the "Transferred Contracts") to be assigned and transferred to, and assumed by, SWP or its appropriate Subsidiary shown for each such Transferred Contract in Schedule 7.1(h).

          (i) Permits. Seller and its Affiliates shall use all commercially reasonable efforts, and shall cause the SWP and any Subsidiary, to obtain all authorizations, consents, orders, and approvals of, and to give all notices to and make all filings with, all Governmental Authorities (including those pertaining to the Governmental Approvals) and third parties that may be or become necessary or desirable in connection with this Agreement and the transactions contemplated hereby in order to preserve and protect, and not to impair, the Permits (whether already obtained or applied for).

        7.2      Qualifications on Conduct.

         Seller, SWP and any Subsidiary may take (or not take, as the case may be) any of the actions described in Section 7.1 above if reasonably necessary under emergency circumstances

(or if required or prohibited pursuant to Law) and provided Buyer is notified as soon thereafter as practicable.

        7.3      Public Announcements.

         Prior to the Closing Date, without the prior written approval of the other Party (which approval shall not be unreasonably withheld, conditioned, or delayed), no Party will issue, or permit any agent or Affiliate of such Party to issue, any press releases or otherwise make, or cause any agent or Affiliate of such Party to make, any public statements with respect to this Agreement and the transactions contemplated hereby, except when such release or statement is deemed in good faith by the releasing Party to be required by Law or under the applicable rules and regulations of a stock exchange or market on which the securities of the releasing Party or any of its Affiliates are listed. In each case to which such exception applies, the releasing Party will use its reasonable efforts to provide a copy of such release or statement to the other Party and incorporate any reasonable changes which are suggested by the non-releasing Party prior to releasing or making the statement. After the Closing Date, the Parties will confer with each other regarding their initial public announcement for the transaction contemplated herein.

        7.4      Actions by Parties.

         Each Party agrees to use commercially reasonable efforts to satisfy the conditions to Closing set forth in Article 8 and to refrain from taking any action within its control which would cause a breach of a representation or warranty set forth herein.

        7.5      Supplements to Schedules.

         Seller may, from time to time prior to the Closing by written notice to Buyer, supplement or amend the Schedules to this Agreement to correct any matter that would constitute a breach of any representation or warranty of Seller in
Section 4.1. For purposes of determining whether Buyer's condition set forth in
Section 8.2(a) has been fulfilled, the Schedules shall be deemed to include only that information contained therein on the Effective Date and shall be deemed to exclude all information contained in any supplement or amendment thereto, but if the Closing shall occur, then all matters disclosed to Buyer pursuant to any such supplement or amendment at or prior to the Closing shall be deemed to be waived by Buyer and Buyer shall not be entitled to make any claim thereon or relating thereto under Section 11.1.

        7.6      Further Assurances.

         Seller and Buyer each agree that from time to time after the Closing Date, it will execute and deliver or cause its respective Affiliates (including SWP and each Subsidiary) to execute and deliver such further instruments, and take (or cause its respective Affiliates, including SWP and each Subsidiary, to take) such other action, as may be reasonably necessary to carry out the purposes and intents of this Agreement.

        7.7      Records.

         Buyer agrees to maintain, or cause SWP and each Subsidiary to maintain, the Records in existence on the Closing Date until the fifth (5th) anniversary of the Closing Date (or for such longer period of time as Seller shall advise Buyer is necessary to have Records available with respect to open years for Tax audit purposes), or if any of the Records pertain to any claim or dispute pending on the fifth (5th) anniversary of the Closing Date, Buyer shall maintain any of the Records designated by Seller until such claim or dispute is finally resolved and the time for all appeals has been exhausted. After the Closing Date, Buyer shall provide or cause SWP and each Subsidiary to provide Seller and its representatives during normal business hours and upon reasonable notice, reasonable access to and the right to copy the Records at Seller's cost and expense, for the purposes of:

          (i) preparing and delivering any accounting statement provided for under this Agreement and adjusting, prorating, and settling the charges and credits provided for in this Agreement;

          (ii) complying with any Law affecting Seller's ownership of the LLC Interests or the Operating Facility, the Development Project or the Development Project Site prior to the Closing Date;

          (iii) preparing any audit of the books and records of any Person relating to the LLC Interests or the Operating Facility or the Development Project prior to the Closing Date, or responding to any audit prepared by such third parties;

          (iv) preparing Tax Returns;

          (v) responding to or disputing any Tax audit; or

          (vi) asserting, defending, or otherwise dealing with any claim or dispute under this Agreement or with respect to SWP or any Subsidiary or the Operating Facility or Development Project.

         From and after the Closing Date until the fifth (5th) anniversary of the Closing Date, in no event shall Buyer, SWP or any Subsidiary, or any of their respective Affiliates destroy any Records without giving Seller at least sixty (60) days advance written notice thereof and the opportunity, at Sellers expense, for Seller to obtain such Records prior to their destruction. Additionally, Buyer shall not, and shall not permit SWP or any Subsidiary to, after the Closing Date, waive the attorney-client, work product or like privilege of Seller, its Affiliates, or SWP or any Subsidiary with respect to any of the Records existing as of the Closing Date, without Seller's prior written consent.

        7.8      Assumption of Obligations of SWP and any Subsidiary.

         From and after the Closing Date, Buyer agrees to cause SWP and each Subsidiary to fully perform and fulfill all of its obligations and commitments, whether existing as of the Closing Date or arising or incurred thereafter.

        7.9      Regulatory and Other Authorizations and Consents.

     (a) Filings. Each Party shall use all commercially reasonable efforts to obtain all authorizations, consents, orders, and approvals of, and to give all notices to and make all filings with, all Governmental Authorities (including those pertaining to the Governmental Approvals) and third parties that may be or become necessary for its execution and delivery of, and the performance of its obligations under, this Agreement and will cooperate fully with the other Party in promptly seeking to obtain all such authorizations, consents, orders, and approvals, giving such notices, and making such filings. To the extent required by the HSR Act, each Party shall (i) file or cause to be filed, as promptly as practicable but in no event later than the tenth (10th) Business Day after the execution and delivery of this Agreement, with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by such Party under the HSR Act concerning the transactions contemplated hereby and
(ii) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning such transactions, in each case so that the initial thirty (30) day waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Each Party agrees to request, and to cooperate with the other Party in requesting, early termination of any applicable waiting period under the HSR Act. Seller and Buyer shall each pay one half of the filing fees in connection with the filings by the Parties required by the HSR Act.

     (b) Additional Undertakings of Buyer. Without limiting the generality of Buyer's undertakings pursuant to Section 7.9(a), Buyer shall:

          (i) take promptly any or all actions, including the following actions, to the extent necessary to eliminate any concerns on the part of any Governmental Authority regarding the legality, under any Law, of Buyer's acquisition of the LLC Interests: entering into negotiations, providing information, making proposals, entering into and performing agreements or submitting to judicial or administrative orders, holding separate (through the establishment of a trust or otherwise) particular assets or categories of assets, or businesses, of SWP and any Subsidiary or Buyer or its Affiliates, or agreeing to dispose of one or more assets or properties (whether owned by Buyer or its Affiliates or SWP or any Subsidiary) whether before or after the Closing; provided, however, that nothing in this Agreement shall require Buyer or its Affiliates or SWP or any Subsidiary to dispose of or sell assets or properties, hold separate particular assets or categories of assets, or businesses, or agree to dispose of or hold separate one or more assets or properties or to take any other action that could have a material adverse impact on Buyer or its Affiliates, or SWP or any Subsidiary;

          (ii) use commercially reasonable efforts (including taking the steps contemplated by Section 7.9(b)(i)) to prevent the entry in a judicial, administrative or other proceeding brought under any Law by any Governmental Authority or any other Person for a permanent or preliminary injunction or other order that would make consummation of the transactions contemplated by this Agreement unlawful or that would prevent or delay such consummation; and

(iii) take promptly, in the event that such an injunction or order has been issued in such a proceeding, any and all reasonable steps, including the appeal thereof, the posting of a bond or the steps contemplated by
         Section 7.9(b)(i), necessary to
         vacate, modify, or suspend such injunction or order so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement.

     (c) Transfer. If the transfer of any instrument, contract, license, lease, permit, or other document to Buyer hereunder shall require the consent of any party thereto other than Seller, then this Agreement shall not constitute an agreement to assign the same, and such item shall not be assigned to or assumed by Buyer, if an actual or attempted assignment thereof would constitute a breach thereof or default thereunder. In such case, Seller and Buyer shall cooperate and each shall use commercially reasonable efforts to obtain such consents to the extent required of such other parties and, if and when any such consents are obtained, to transfer the applicable instrument, contract, license, lease, permit, or other document. If any such consent cannot be obtained, Seller shall cooperate in any reasonable arrangement designed to obtain for Buyer all benefits, privileges, obligations and privileges of the applicable instrument, contract, license, lease, permit, or document.

     (d) Third Party Consents. Buyer will use its best efforts to assist Seller in obtaining any consents of Persons and Governmental Authorities necessary or advisable in connection with the transactions contemplated by this Agreement, including providing to such Persons and Governmental Authorities such financial statements and other publicly available financial information with respect to Buyer and its parent company as such Persons or Governmental Authorities may reasonably request.

        7.10     Fees and Expenses.

         Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors, and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fee or expense, whether or not the Closing shall have occurred. Buyer shall be obligated to pay any and all costs of any audit of SWP and any Subsidiary as may be required to enable Buyer to complete and file any filing by Buyer or an Affiliate of Buyer with the Securities and Exchange Commission.

        7.11     Excluded Assets.

         Notwithstanding Article 9 hereof, the transactions contemplated by this Agreement exclude, and prior to the Closing Date, Seller may cause SWP or any Subsidiary to transfer to Seller or any of its Affiliates (other than SWP and any Subsidiary) the following (the "Excluded Assets"):

          (i) the assets listed or described on Schedule 7.11;

          (ii) all insurance policies and rights under any insurance policies in respect to any and all claims made under such policies whether such claims are asserted before or after the Closing Date and all rights to any proceeds payable under any such policy; and

          (iii) the Enron Marks.

Seller's representations and warranties in Article 4 shall not apply to any of the items described in clauses (i) through (iii) of the preceding sentence.

        7.12     Guarantees and Other Affiliate Contracts.

         Buyer shall cause, at the Closing Date, (i) the Guarantees and any liabilities related thereto to be released as to Seller and any Affiliate of Seller and (ii) substitute arrangements, if required, of Buyer or its Affiliates to be in effect for any such Guarantees. At the Closing Date, Seller may terminate those Project Documents described on Schedule 7.12 as the "Terminated Contracts."

        7.13     Use of Enron Marks.

         Enron Marks may appear on some of the assets of SWP or any Subsidiary, including signage at the Operating Facility and the Development Project Site, and on supplies, materials, stationery, brochures, advertising materials, manuals and similar consumable items of SWP and any Subsidiary. Buyer acknowledges and agrees that it obtains no right, title, interest, license, or any other right whatsoever to use the Enron Marks. Buyer shall, (i) within ninety (90) days after the Closing Date, remove the Enron Marks from the assets of SWP and any Subsidiary, including signage at the Operating Facility and the Development Project Site, and provide written verification thereof to Seller promptly after completing such removal and (ii) within two (2) weeks after the Closing Date, return or destroy (with proof of destruction) all other assets of SWP and any Subsidiary that contain any Enron Marks that are not removable. Buyer agrees never to challenge Seller's or its Affiliates' ownership of the Enron Marks or any application for registration thereof or any registration thereof or any rights of Seller or its Affiliates therein as a result, directly or indirectly, of its ownership of SWP and any Subsidiary. Buyer will not do any business or offer any goods or services under the Enron Marks. Buyer will not send, or cause to be sent, any correspondence or other materials to any Person on any stationery that contains any Enron Marks or otherwise operate SWP and any Subsidiary in any manner which would or might confuse any Person into believing that Buyer has any right, title, interest, or license to use the Enron Marks.

        7.14     Insurance.

         Buyer acknowledges and agrees that, effective upon the Closing, the insurance policies of Seller related to SWP and any Subsidiary shall be terminated or modified to exclude coverage of all or any portion of SWP and any Subsidiary, and, as a result, Buyer shall be obligated at or before Closing to obtain at its sole cost and expense replacement insurance, including insurance required by any Person to be maintained by SWP and any Subsidiary. Buyer further acknowledges and agrees that Buyer may need to provide to certain Governmental Authorities and third parties evidence of such replacement or substitute insurance coverage for the continued operations of the Businesses of SWP and any Subsidiary following the Closing. Notwithstanding Section 7.11(ii), if any claims are made or losses occur prior to the Closing Date that relate solely to the Businesses of SWP and any Subsidiary and such claims, or the claims associated with such losses, may be made against the policies retained by Seller or its Affiliates under Section 7.11(ii) or under policies otherwise retained by Seller or its Affiliates after the Closing, then Seller shall use its reasonable commercial efforts so that SWP and any

Subsidiary can file, notice, and otherwise continue to pursue such claims pursuant to the terms of such policies. Seller and its Affiliates shall be reimbursed by Buyer (or otherwise indemnified and held harmless) for any Losses or other costs incurred by Seller or its Affiliates (including by way of any reduction in, or loss of, available insurance to cover other insurable losses or associated expenses of Seller or its Affiliates) arising out of SWP and any Subsidiary pursuing such claims under such policies.

        7.15     Lending Matters.

         Seller agrees to cooperate with Buyer and the Lender and to use commercially reasonable efforts to assist Buyer in obtaining (x) such consents from parties to the Project Documents as Buyer's lender may reasonably request, and (y) mechanics' lien waivers for all work completed and paid for through the Closing Date under the EPC Contract and material subcontracts thereunder relating to the Development Project, provided that the inability of Buyer to obtain any such item which (a) is not in a form reasonably customary for transactions of this nature or (b) is required to be obtained from any third party not an Affiliate of Seller shall not excuse Buyer's performance of its obligations hereunder.

                                   ARTICLE 8
                               Closing Conditions

       8.1      Seller's Closing Conditions.

         The obligation of Seller to proceed with the Closing contemplated hereby is subject, at the option of Seller, to the satisfaction on or prior to the Closing Date of all of the following conditions:

     (a) Representations, Warranties, and Covenants. The representations and warranties of Buyer contained in Section 4.2 of this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time) except that all representations and warranties which by their terms are qualified as to materiality shall be true in all respects as if made on and as of such date, and the covenants and agreements of Buyer to be performed on or before the Closing Date shall have been duly performed in all material respects in accordance with this Agreement, and Buyer shall have delivered to Seller a Certificate, dated the Closing Date and executed by a Vice President of Buyer, reasonably satisfactory in form and substance to Seller, confirming the foregoing.

     (b) Closing Documents. On or prior to the Closing Date, Buyer shall have delivered, or be standing ready to deliver at the Closing, all agreements, instruments, and documents required to be delivered by Buyer under Section 9.3.

     (c) No Action. On the Closing Date, no Action (excluding any such matter initiated by Seller or any of its Affiliates) shall be pending or threatened before any Governmental Authority of competent jurisdiction seeking to enjoin or restrain the consummation of the Closing or recover substantial damages from Seller or any Affiliate of Seller resulting therefrom.

     (d) Waiting Period. The waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated or the Parties shall have otherwise complied with the HSR Act.

     (e) Governmental Approvals. The Governmental Approvals and other consents, filings and notices required for the consummation of the transactions contemplated hereby, as identified on Schedules 4.1(n) and 8.1(e) hereto, shall have been obtained.

     (f) Purchase Price. Buyer shall have delivered, or be ready, willing and able to deliver at the Closing, the Closing Payment to Seller by wire transfer in immediately available funds.

     (g) Guarantees. The Guarantees shall be released as to Seller and its Affiliates and, if required, substitute arrangements of Buyer or its Affiliates shall be in effect.

     (h) Financing Commitment. Buyer shall have provided Seller with a written commitment from its lender on or before August 24, 2001 acknowledging that all of the conditions precedent to such lender making its loan to finance the Adjusted Purchase Price are satisfied (other than the closing of the transactions contemplated by this Agreement and Buyer's lending documents).

        8.2      Buyer's Closing Conditions.

         The obligation of Buyer to proceed with the Closing contemplated hereby is subject, at the option of Buyer, to the satisfaction on or prior to the Closing Date of all of the following conditions:

     (a) Representations, Warranties, and Covenants. The representations and warranties of Seller in Section 4.1 of this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time) except that all representations and warranties which by their terms are qualified as to materiality shall be true in all respects as if made on and as of such date, and the covenants and agreements of Seller to be performed on or before the Closing Date shall have been duly performed in all material respects in accordance with this Agreement, and Seller shall have delivered to Buyer a Certificate, dated the Closing Date and executed by a Vice President of Seller, reasonably satisfactory in form and substance to Buyer, confirming the foregoing.

     (b) Closing Documents. On or prior to the Closing Date, Seller shall have delivered, or be standing ready to deliver at the Closing, all agreements, instruments, and documents required to be delivered by Seller pursuant to
Section 9.2.

     (c) No Action. On the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by Buyer or any of its Affiliates) shall be pending or threatened before any court or governmental agency or body of competent jurisdiction seeking to enjoin or restrain the consummation of the Closing or recover substantial damages from Buyer or any Affiliate of Buyer resulting therefrom.

     (d) Waiting Period. The waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated or the Parties shall have otherwise complied with the HSR Act.

     (e) Governmental Approvals. The Governmental Approvals and other consents, filings and notices required for the consummation of the transactions contemplated hereby, as identified on Schedules 4.1(h) and 8.2(e) hereto, shall have been obtained.

     (f) Equipment Procurement. At the Closing, Seller shall have caused to be assigned to SWP or any Subsidiary, the rights of Seller as "buyer" under those contracts and agreements described on Schedule 8.2(f), but only to the extent that such contracts and agreements relate to the specific items of equipment described therein.

     (g) Payment of NatWest Loan and Bridge Loan. Buyer shall have received evidence satisfactory to it that the obligations of SWP and any Subsidiary with respect to NatWest Loan, the Bridge Loan and the Subordinated Note shall be paid in full from the proceeds of the Adjusted Purchase Price and evidence satisfactory to it of the release of Buyer and all Real Property therefrom for any liabilities, obligations or otherwise under any of the agreement, document or instrument with respect thereto, including the Subordinated Note and any interest rate swap or other hedge arrangement in connection with the NatWest Loan (including the Interest Rate Swap Transaction M186845 dated July 22, 1999 between Las Vegas Cogeneration Limited Partnership and Enron North America Corp. (formerly known as Enron Capital & Trade Resources Corp.)) and of any Liens securing such loans.

                                   ARTICLE 9
                                    Closing

        9.1      Closing.

         A closing (the "Closing") shall be held on the Closing Date at 10:00 a.m., Denver time, at the offices of LeBoeuf, Lamb, Greene & MacRae, LLP, in Denver, Colorado, or at such other time or place as Seller and Buyer may otherwise agree in writing. To facilitate the Closing, Buyer and Seller agree that a pre-closing at which all closing agreements shall be signed shall occur at least two Business Days prior to the Closing Date.

        9.2      Seller's Closing Obligations.

         At the Closing, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer the following:

          (i) duly executed copies of the Assignment and Assumption Agreements;

          (ii) a duly executed copy of the Seller Guaranty;

          (iii) resignations or terminations of the officers, directors, and managers of each of SWP and each Subsidiary from their status as officers, directors, and managers effective as of the Closing;

          (iv)  the  officer's   certificate  referred  to  in  Section  8.2(a);

          (v) an opinion of LeBoeuf, Lamb, Greene & MacRae, LLP or Seller's in-house counsel covering the matters described on Exhibit C, in form and substance reasonably satisfactory to Buyer;

          (vi) a "non-imputation endorsement affidavit" in the form customarily used in the State of Nevada to allow Buyer to obtain the Title Endorsement to the Title Policy; and

          (vii) any other documents or instruments reasonably required by Buyer to consummate the transactions contemplated hereunder.

        9.3      Buyer's Closing Obligations.

         At the Closing, Buyer shall deliver, or cause to be delivered, to Seller the following:

          (i) the Closing Payment to Seller in immediately available funds to the bank account as provided in Section 3.2;

          (ii) duly executed copies of the Assignment and Assumption Agreements;

          (iii) the officer's certificate referred to in Section 8.1(a);

          (iv) an opinion of Morgan, Lewis & Bockius LLP or Buyer's in-house counsel covering the matters described on Exhibit D, in form and substance reasonably satisfactory to Seller; and

          (v) any other documents or instruments reasonably required by Seller to consummate the transaction contemplated hereunder.

                                   ARTICLE 10
                                   Limitations

        10.1     Buyer's Review.

     (a) No Reliance. Buyer has reviewed and had access to all documents, records and information which it has desired to review in connection with its decision to enter into this Agreement, and to consummate the transactions contemplated hereby. Buyer has not relied upon any representation, warranty, statement, advice, document, projection, or other information of any type provided by Seller or its Affiliates, SWP and any Subsidiary, or any of their representatives, except for those representations and warranties expressly set forth herein. In deciding to enter into this Agreement, and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own knowledge, investigation, and analysis (and that of its representatives) and not on any disclosure or representation made by, or any duty to disclose on the part of, Seller or its Affiliates, SWP and any Subsidiary, or any of their representatives, other than the express representations and warranties of Seller set forth herein.

     (b) Limited Duties. Any and all duties and obligations which either Party may have to the other with respect to or in connection with SWP and any Subsidiary, this Agreement, or the transactions contemplated hereby are limited to those set forth in this Agreement. Neither the duties nor obligations of either Party, nor the rights of either Party, shall be expanded beyond the terms of this Agreement on the basis of any legal or equitable principle or on any other basis whatsoever. Neither any equitable nor legal principle nor any implied obligation of good faith or fair dealing nor any other matter requires either Party to incur, suffer or perform any act, condition or obligation contrary to the terms of this Agreement, whether or not existing and whether foreseeable or unforeseeable. The Parties acknowledge that it would be unfair, and that they do not intend, to increase any of the obligations of any Party under this Agreement on the basis of any implied obligation or otherwise.

        10.2     Disclaimer of Warranties.

     (a) INFORMATION. EXCEPT AS PROVIDED IN SECTION 4.1, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, STATUTORY OR OTHERWISE, WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION, RECORDS, AND DATA NOW, HERETOFORE, OR HEREAFTER MADE AVAILABLE TO BUYER IN CONNECTION WITH THIS AGREEMENT (INCLUDING ANY DESCRIPTION OF SWP AND ANY SUBSIDIARY, THE OPERATING FACILITY, THE DEVELOPMENT PROJECT, REVENUE, PRICE AND EXPENSE ASSUMPTIONS, ELECTRICITY DEMAND FORECASTS, OR ENVIRONMENTAL INFORMATION, OR ANY OTHER INFORMATION FURNISHED TO BUYER BY SELLER OR ANY AFFILIATE OF SELLER OR ANY DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, AGENT, OR ADVISOR THEREOF).

     (b) Facilities. Notwithstanding anything contained to the contrary in any other provision of this Agreement, it is the explicit intent of each Party that Seller and its Affiliates are not making any representation or warranty whatsoever, express, implied, at common law, statutory or otherwise, except for the express representations or warranties given in this Agreement, and it is understood that Buyer, with such exceptions, takes the LLC Interests, the Operating Facility, the Development Project, and any other assets of SWP and any Subsidiary "as is" and "where is." Without limiting the generality of the immediately preceding sentence, except as expressly provided in this Agreement, Seller hereby expressly disclaims and negates any representation or warranty, express or implied, at common law, statutory, or otherwise, relating to (i) the condition of the Operating Facility, the Development Project, and other assets of SWP and any Subsidiary (including any implied or express warranty of merchantability or fitness for a particular purpose, or of conformity to models or samples of materials, or the presence or absence of any hazardous materials in or on, or disposed or discharged from, the Operating Facility, the Development Project Site and other assets of SWP and any Subsidiary) or (ii) the adequacy, completeness or accuracy of any plans or specifications for the Development Project, the appropriateness, fitness for use or condition of any equipment or materials intended to be used in connection with or incorporated into the Development Project, the accuracy or sufficiency of any schedules or budgets for completion of the Development Project or estimates of whether the Development Project, if completed, will perform at any projected levels or will comply with the terms of any permits or licenses, or any other matters relating to Development Project, or (iii) any infringement by Seller, SWP or any Subsidiary, or any of their Affiliates of any patent or proprietary right of any Person. Buyer has agreed not to rely on any representation made by Seller with respect to the condition, quality, or state of the Operating Facility or the Development Project except for those in this Agreement, but rather, as a significant portion of the consideration given to Seller for this purchase and sale, has agreed to rely solely and exclusively upon its own evaluation of the SWP and any Subsidiary and the Operating Facility and the Development Project, except as expressly provided herein. The provisions contained in this Agreement are the result of extensive negotiations between Buyer and Seller and no other assurances, representations or warranties about the quality, condition, or state of SWP and any Subsidiary or the Operating Facility and the Development Project were made by Seller in the inducement thereof, except as expressly provided herein.

        10.3     Waiver of Damages.

         NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN THIS AGREEMENT, SELLER AND BUYER AGREE THAT, EXCEPT FOR THE LIQUIDATED DAMAGES SPECIFICALLY PROVIDED FOR IN SECTION 12.2, THE RECOVERY BY EITHER PARTY OF ANY DAMAGES SUFFERED OR INCURRED BY IT AS A RESULT OF ANY BREACH BY THE OTHER PARTY OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT SHALL BE LIMITED TO THE ACTUAL DAMAGES SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ITS OBLIGATIONS HEREUNDER AND IN NO EVENT SHALL THE BREACHING PARTY BE LIABLE TO THE NON-BREACHING PARTY FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES (INCLUDING ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES OR LOST OR DELAYED GENERATION) SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ANY OF ITS OBLIGATIONS HEREUNDER.

                                   ARTICLE 11
                                 Indemnification

        11.1     Indemnification By Seller.

         From and after the Closing, subject to the other terms and limitations in this Agreement, Seller shall indemnify, defend, reimburse, and hold harmless Buyer and its Affiliates, and its and their directors, officers, partners and employees (individually a "Buyer Indemnified Party" or collectively, the "Buyer Indemnified Parties") from and against any and all Losses asserted against or incurred by any of the Buyer Indemnified Parties (i) for any breach of Seller's representations or warranties made in this Agreement, (ii) for any breach of the covenants or obligations of Seller under this Agreement, or (iii) in respect of the Excluded Assets. In the event and to the extent that any such Losses incurred by the Buyer Indemnified Parties are adjudicated to be attributable to contributory negligence, concurrent liability or fault of the Buyer Indemnified Parties, Seller shall remain liable to indemnify the Buyer Indemnified Parties for all such Losses that are not so attributable.

        11.2     Indemnification By Buyer.

         From and after the Closing, subject to the other terms and limitations in this Agreement, Buyer shall indemnify, defend, reimburse, and hold harmless Seller, its Affiliates, and its and their directors, officers, partners, employees, consultants, agents, representatives, advisors, successors, and assigns (individually a "Seller Indemnified Party" or collectively, the "Seller Indemnified Parties") from and against any and all Losses asserted against or incurred by any of the Seller Indemnified Parties (i) for any breach of Buyer's representations or warranties made in this Agreement,
(ii) for any breach of the covenants or obligations of Buyer and its Affiliates under this Agreement, or (iii) that relate to or arise out of the businesses of SWP or any Subsidiary or the development, construction, ownership, operation, or maintenance of the Development Project or that otherwise relate to or arise out of SWP or any Subsidiary (whether relating to periods of time prior to or after the Closing Date) or to the extent such Losses are not properly asserted by Buyer (or any Buyer Indemnified Party) under the provisions of Section 6.6 or
Section 11.1 (subject to the limitations in this Agreement) by the date specified in Section 11.5. Buyer acknowledges that the Losses described in clause (iii) of the preceding sentence shall be retained by and transferred with SWP or any Subsidiary and shall continue to be the responsibility of SWP or any Subsidiary and Buyer. In the event and to the extent that any such Losses incurred by the Seller Indemnified Parties are adjudicated to be attributable to contributory negligence, concurrent liability or fault of the Seller Indemnified Parties', Buyer shall remain liable to indemnify the Seller Indemnified Parties for all such Losses that are not so attributable.

        11.3     Limitations on Indemnity.

         None of the Buyer Indemnified Parties shall be entitled to assert any right to indemnification under Section 11.1 until the aggregate amount of all the Losses actually suffered by the Buyer Indemnified Parties exceeds the Deductible Amount, and then only to the extent such Losses exceed, in the aggregate, the Deductible Amount. Except as provided in the next succeeding sentence of this Section 11.3, in no event shall Seller ever be required to indemnify Buyer or the Buyer Indemnified Parties for Losses pursuant to Section 11.1, or any other provision of this Agreement, or pay any other amount in connection with or with respect to this Agreement or the transactions contemplated by this Agreement, in an amount exceeding, in the aggregate, the Purchase Price. Notwithstanding anything contained in this Section 11.3 to the contrary, Seller's maximum liability for Losses arising out of a breach of Seller's representations and warranties contained in the first and second sentences of Section 4.1(e) shall not exceed the Adjusted Purchase Price, and the limits on liability of the Seller contained in this Section shall not apply to indemnity claims pursuant to Section 6.6, and Sections 3.2(i) and 3.2(ii) relating to the release of all liabilities and obligations under the Bridge Loan, the NatWest Loan or the Subordinated Note.

        11.4     Third Party Claims.

         If a claim by a Person is made against a Seller Indemnified Party or a Buyer Indemnified Party (each, an "Indemnified Party"), and if such Indemnified Party intends to seek indemnity with respect thereto under Article 11, such Indemnified Party shall promptly furnish written notice to other party (the "Indemnifying Party") of such claim. The failure of the Indemnified Party to deliver prompt written notice of a claim shall not affect the indemnity obligations of the Indemnifying Party hereunder except to the extent the Indemnifying Party was substantially disadvantaged by such delay in delivery notice of such claim. The Indemnifying Party shall have thirty (30) days after receipt of such notice to undertake, conduct, and control (through counsel of its own choosing and at its own expense) the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith. The Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party (but the fees and expenses of such counsel shall be borne by such Indemnified Party). So long as the Indemnifying Party, at the Indemnifying Party's cost and expense,
(i) has undertaken the defense of, and assumed full responsibility for all indemnified liabilities with respect to, such claim, (ii) is reasonably contesting such claim in good faith, by appropriate proceedings, and (iii) has taken such action (including the posting of a bond, deposit, or other security) as may be necessary to prevent any action to foreclose a Lien against or attachment of the property of the Indemnified Party for payment of such claim, the Indemnified Party shall not pay or settle any such claim. Notwithstanding compliance by the Indemnifying Party with the preceding sentence, the Indemnified Party shall have the right to pay or settle any such claim, but in such event it shall waive any right to indemnity by the Indemnifying Party for such claim. If within thirty (30) days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder, the Indemnifying Party does not notify the Indemnified Party that it elects (at the Indemnifying Party's cost and expense) to undertake the defense thereof and assume full responsibility for all indemnified liabilities with respect thereto, or gives such notice and thereafter fails to contest such claim in good faith or to prevent action to foreclose a Lien against or attachment of the Indemnified Party's property as contemplated above, the Indemnified Party shall have the right to contest, settle, or compromise such claim and the Indemnified Party shall not thereby waive any right to indemnity for such claim under this Agreement.

        11.5     Survival and Time Limitation.

         The terms and provisions of this Agreement shall survive the Closing of the transactions contemplated hereunder. Notwithstanding the foregoing, after Closing, any assertion by Buyer or any Buyer Indemnified Party that Seller is liable to Buyer or any Buyer Indemnified Party for indemnification under the terms of this Agreement or otherwise in connection with the transactions contemplated in this Agreement must be made in writing and must be given to Seller (or not at all) on or prior to the date that is eighteen (18) months after the Closing Date, except for indemnification for matters addressed in Sections 3.2(i), 3.2(ii), 4.1(e) and 6.6 which must be made in writing and must be given to Seller (or not at all) on or prior to the date that is ninety (90) days after the date on which the applicable statute of limitations expires with respect to the matters covered thereby.

        11.6     Sole and Exclusive Remedy.

         FROM AND AFTER THE CLOSING, EXCEPT AS PROVIDED IN SECTION 6.6 OF THIS AGREEMENT FOR ANY CLAIM IN RESPECT OF TAXES, THE INDEMNIFICATION PROVISIONS OF THIS ARTICLE 11 SHALL BE THE SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OF THE OTHER PARTY'S REPRESENTATIONS, WARRANTIES, COVENANTS, OR AGREEMENTS CONTAINED IN THIS AGREEMENT OR OTHERWISE WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        11.7     Compliance with Express Negligence Rule.

         ALL RELEASES, DISCLAIMERS, LIMITATIONS ON LIABILITY, AND INDEMNITIES IN THIS AGREEMENT, INCLUDING THOSE IN THIS ARTICLE 11, SHALL APPLY EVEN IN THE EVENT OF THE SOLE, JOINT, AND/OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR FAULT OF THE PARTY WHOSE LIABILITY IS RELEASED, DISCLAIMED, LIMITED, OR INDEMNIFIED.

                                   ARTICLE 12
                            Termination and Remedies

        12.1     Termination.

     (a)  Termination  of  Agreement.   This  Agreement  and  the   transactions
contemplated hereby may be terminated at any time prior to the Closing:

          (i) by the mutual consent of Seller and Buyer; or

          (ii) if the Closing has not occurred by the close of business on August 31, 2001, then by Seller if any condition specified in Section 8.1 has not been satisfied on or before such close of business, and shall not theretofore have been waived by Seller; provided, in each case, that the failure to consummate the transactions contemplated hereby on or before such date did not result from the failure by Seller to fulfill any undertaking or commitment provided for herein on the part of Seller that is required to be fulfilled on or prior to Closing; or

          (iii) if the Closing has not occurred by the close of business on August 31, 2001, then by Buyer if any condition specified in Section 8.2 has not been satisfied or waived on or before such close of business, and shall not theretofore have been waived by Buyer, provided that the failure to consummate the transactions contemplated hereby on or before such date did not result from the failure by Buyer to fulfill any undertaking or commitment provided for herein on the part of Buyer that is required to be fulfilled on or prior to Closing.

     (b) Effect of Termination. Without limiting Seller's and Buyer's respective remedies in the event of termination of this Agreement by Seller or Buyer pursuant to Section 12.1(a), written notice thereof shall promptly be given by the terminating Party to the other Party, and this Agreement shall thereupon terminate. Following any such termination, Buyer will continue to be bound by its obligations set forth in Sections 5.1 and 5.2. If this Agreement is terminated as provided herein, all filings, applications and other submissions made to any Governmental Authority shall, to the extent practicable, be withdrawn from the Governmental Authority to which they were made.

        12.2     Remedies.

     (a) Seller's Remedies. Notwithstanding anything herein to the contrary, upon the failure by Buyer to fulfill any undertaking or commitment provided for herein on the part of Buyer that is required to be fulfilled on or prior to August 31, 2001 (August 24, 2001 in the case of the condition described in Section 8.1(h)) for closing, Seller, at its sole option, may (i) enforce specific performance of this Agreement or (ii) pursue any rights or remedies available at law or in equity.

     (b) Buyer's Remedies. Notwithstanding anything herein provided to the contrary, upon failure of Seller to fulfill any undertaking or commitment provided for herein on the part of Seller that is required to be fulfilled on or prior to August 31, 2001, Buyer at its sole option may (i) enforce specific performance of this Agreement or (ii) pursue any rights or remedies available at law or in equity.

(c) Election of Remedies. If either Party elects to pursue singularly any remedy available to it under this Section 12.2, then such Party may at any time thereafter cease pursuing that remedy and elect to pursue any other remedy available to it under this Section 12.2.

                                   ARTICLE 13
                                Other Provisions

        13.1     Counterparts.

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

        13.2     Governing Law.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, ENFORCED, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        13.3     Arbitration.

         Except for matters that are covered by Section 3.4, any claim, counterclaim, demand, cause of action, dispute, and controversy arising out of or relating to this Agreement (or any agreement delivered in connection with this Agreement) or in any way relating to the subject matter of this Agreement involving the Parties or their representatives (each a "Dispute"), even if such Disputes allegedly are extra-contractual in nature, sound in contract, tort or otherwise, or arise under state or federal Law, shall be resolved by final and binding arbitration. Arbitration shall be conducted in accordance with the rules of arbitration of the Federal Arbitration Act and, to the extent an issue is not addressed by the federal Law on arbitration, by the commercial arbitration rules of the American Arbitration Association. The validity, construction and interpretation of this Agreement to arbitrate, and all other procedural aspects of the arbitration conducted pursuant hereto shall be decided by the arbitrators. In deciding the substance of the Parties' Dispute, the arbitrators shall refer to the governing Law. The arbitrators shall have no authority to award treble, consequential, exemplary, or punitive damages of any type under any circumstances whether or not such damages may be available under state or federal Law, or under the Federal Arbitration Act, or under the commercial arbitration rules of the American Arbitration Association, the Parties hereby waiving their right, if any, to recover any such damages or to appeal or object to the enforcement of any decision or award by the arbitrators. Each Party agrees that any arbitration award against it may be enforced in any jurisdiction in which such Party holds or keeps assets and that judgment on any arbitration award may be entered by any court having jurisdiction. The arbitration proceeding shall be conducted in Houston, Texas. Within thirty (30) days of the notice initiation of the arbitration procedure, each Party shall select one arbitrator. The two arbitrators shall select a third arbitrator. The third arbitrator shall be a Person who has over eight (8) years professional experience in power generation transactions and is not an Affiliate of and who has not previously been employed by either Party and does not have a direct or indirect interest in either Party or in any Person having an ownership interest in either Party or the subject matter of the arbitration. While the third arbitrator shall be neutral, the two Party appointed arbitrators are not required to be neutral, and it shall not be grounds for removal of either of the two Party appointed arbitrators or for vacating the arbitrators' award that either of such arbitrators has past or present minimal relationships with the Party that appointed such arbitrator. To the fullest extent permitted by Law, any arbitration proceeding and the arbitrators award shall be maintained in confidence by the Parties.

        13.4     Entire Agreement.

         This Agreement (including the Confidentiality Agreement) and the Schedules and Exhibits hereto contain the entire agreement between the Parties with respect to the subject matter hereof and there are no agreements, understandings, representations, or warranties between the Parties other than those set forth or referred to herein.

        13.5     Notices.

         All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, by United States Mail, telecopy or overnight delivery to the appropriate address or number as set forth below. Notices to Seller shall be addressed as follows:

         TLS Investors, L.L.C.
         1400 Smith Street
         Houston, TX  77002
         Attention:  President
         Telecopy No.:  (503) 464-3740

         with copy to:

         Enron North America Corp.
         121 SW Salmon Street, 3WTC0306
         Portland, OR  97204
         Attention:  Dale Rasmussen
         Telecopy No.:  (503) 464-8058

         or at such other address and to the attention of such other Person as Seller may designate by written notice to Buyer.


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


         Notices to Buyer shall be addressed to:

         Black Hills Energy Capital, Inc.
         1075 Noel Avenue
         Wheeling, IL  60090
         Attention:  Maurice Klefeker
         Telecopy No.:  (847) 459-4140

         with copy to:

         Morgan, Lewis & Bockius, LLP
         300 South Grand Avenue, 22nd Floor
         Los Angeles, CA  90071-3132
         Attention:  Richard A. Shortz, Esq.
         Telecopy No.:  (213) 612-2554

or at such other address and to the attention of such other Person as Buyer may designate by written notice to Seller.

         Notice given by overnight delivery or mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or overnight delivery.

        13.6     Successors and Assigns.

         The rights and obligations of the Parties shall not be assigned or delegated by either Party without the written consent of the other Party, which may be withheld in such Party's sole discretion, except that (and without being released from any of its obligations hereunder) Buyer shall have the right, without the consent of Seller, (a) to transfer, pledge or assign this Agreement as security for any financing, or (b) transfer or assign this Agreement to any Affiliate of Buyer. In the event of an assignment by Buyer to an Affiliate, such assignee shall execute and deliver an agreement containing the assumption by such assignee of the performance and observance of each covenant and condition of this Agreement to be performed or observed by Buyer. Subject to the preceding, this Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns.

        13.7     Amendments and Waivers.

         This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or amendment is sought. Any Party may, only by an instrument in writing, waive compliance by the other Party with any term or provision of this Agreement on the part of such other Party to be performed or complied with. The waiver by a Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

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


        13.8     Schedules and Exhibits.

         All Schedules and Exhibits hereto which are referred to herein are hereby made a part hereof and incorporated herein by such reference. Each Schedule to this Agreement shall be deemed to include and incorporate all disclosures made on the other Schedules to this Agreement. Certain information set forth in the Schedules is included solely for informational purposes, is not an admission of liability with respect to the matters covered by the information, and may not be required to be disclosed pursuant to this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Schedules is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules in any dispute or controversy between the Parties as to whether any obligation, item, or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement.

        13.9     Interpretation and Rules of Construction.

         This Agreement shall not be construed against either Party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision hereof or who supplied the form of Agreement. In construing this Agreement:

          (i) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

          (ii) the word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions;

          (iii) a defined term has its defined meaning throughout this Agreement and each Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

          (iv) each Exhibit and Schedule to this Agreement is a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement and any Exhibit or Schedule, the provisions of the main body of this Agreement shall prevail; and

          (v) the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof.

        13.10    Agreement for the Parties' Benefit Only.

         Except as specified in Section 5.1 and Article 11, which are also intended to benefit and to be enforceable by the Seller Indemnified Parties, this Agreement is not intended to confer upon any Person not a party hereto any rights or remedies hereunder, and no Person, other than the Parties or the Seller Indemnified Parties, is entitled to rely on any representation, warranty, covenant, or agreement contained herein.

        13.11    Attorneys' Fees.

         The prevailing Party in any legal proceeding brought under or to enforce this Agreement shall be additionally entitled to recover court costs and reasonable attorneys' fees from the nonprevailing Party.

        13.12    Severability.

         If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to a Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        13.13    Time of Essence.

         Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

        13.14    Bulk Sales or Transfer Laws.

         Seller and Buyer hereby waive compliance by either Party with the provisions of the bulk sales or transfer laws of all applicable jurisdictions.

                                   ARTICLE 14
                        Letter of Credit; GUARANTY BY BKH

        14.1     Letter of Credit.

         In order to secure Buyer's obligations hereunder, it shall deliver to Seller on or before 5:00 p.m. Central time on June 21, 2001, an irrevocable letter of credit issued by (a) U.S. Bank or (b) another U.S. commercial bank or a foreign bank with a U.S. branch, in each case having a minimum market capitalization of $500,000,000 with the long term senior unsecured debt of such bank having a credit rating of at least A- from S&P or A3 from Moody's, in a form reasonably acceptable to Seller, in the principal amount of U.S. $15,000,000 (the "Letter of Credit"), which may be drawn upon by Seller in the amount of any Damage Award upon delivering to the issuing bank (i) a draw request stating that the Agreement has been terminated pursuant to Article 12 hereof, and (ii) a statement that an arbitral body, in accordance with Section
13.3 hereof, shall have awarded Seller damages (the "Damage Award") payable by Buyer resulting from the failure by Buyer to fulfill any undertaking or commitment provided for herein. Buyer may, at any time prior to Closing, substitute for the Letter of Credit the BKH Guaranty as provided in Section 14.2 below.

        14.2     Guaranty by BKH.

         At Buyer's option, Buyer may at any time prior to Closing deliver to Seller in substitution for the Letter of Credit (a) an unconditional guaranty by BKH substantially in the form attached hereto as Exhibit F (the "BKH Guaranty"), guaranteeing the full payment by Buyer of the Adjusted Purchase Price; provided, however, that BKH shall in no event be obligated to pay pursuant to the BKH Guaranty any amounts exceeding, in the aggregate, U.S. $15,000,000; and (b) an opinion of counsel satisfactory to Seller confirming that the BKH Guaranty constitutes a valid and binding agreement of BKH enforceable against BKH in accordance with its terms, subject to (x) applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general application from time to time in effect that affect creditors' rights generally, (y) general principles of equity, and (z) the power of a court to deny enforcement of remedies generally based upon public policy.

        14.3     Effect of Failure to Deliver Letter of Credit or Guaranty.

         If Buyer fails to deliver the Letter of Credit or the BKH Guaranty on or prior to 5:00 p.m. Central time on June 21, 2001, then Seller shall have the right, but not the obligation, to terminate this Agreement by providing notice to Buyer on or before 5:00 p.m. Central time on June 25, 2001, without any further liability or obligation to Buyer.


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


         IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Parties as of the day first above written.

                                     Seller:

                                     TLS Investors, L.L.C.

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                                     Buyer:

                                     BLACK HILLS ENERGY CAPITAL, INC.

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------




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